RELIANCE INSURANCE COMPANIES
   UNDERWRITING AND CONTINUING
   INDEMNITY AGREEMENT


THIS AGREEMENT, made and entered into this 22nd day of December, 1994, is among Todd Shipyards Corporation, a Delaware corporation, Todd Pacific Shipyards Corporation, a Delaware corporation, TSI Management, Inc., a Nevada corporation, and Reliance Surety Company, a Delaware corporation, Reliance Insurance Company, a Pennsylvania corporation, United Pacific Insurance Company, a Pennsylvania corporation, and Reliance National Indemnity Company, a Wisconsin corporation.

R E C I T A L S

WHEREAS, PRINCIPAL is engaged in the business, among other things, of Ship Building in the United States, and PRINCIPAL, individually, jointly with others or on behalf of any of its subsidiaries, affiliates, or divisions or their subsidiaries, affiliates or divisions now in existence or hereafter formed or acquired, or on behalf of third-party individuals, partnerships, or corporations, may desire or be required from time to time in connection with this business to deliver certain BOND(s) to OBLIGEES; and

WHEREAS, upon the express condition that this Agreement and the other UNDERWRITING DOCUMENTS be executed, RELIANCE has executed or procured or will execute or procure the execution of such BOND(s), and RELIANCE may continue previously executed BOND(s) and may forbear cancellation of such BOND(s); and
 WHEREAS, each of the INDEMNITORS recognizes that BONDS are a necessary and desirable adjunct to the business done and to be done by the PRINCIPAL and desires to accommodate the financial, security, indemnity, exoneration and other requirements of RELIANCE as an inducement to RELIANCE to become surety upon obligations of the PRINCIPAL and has therefore agreed to be bound by this Agreement and the other UNDERWRITING DOCUMENTS to which it is a party and has agreed to exercise its best efforts to permit and require the PRINCIPAL to honor and perform all of the terms of this Agreement; and

WHEREAS, subject to the terms and conditions of this Agreement, RELIANCE has agreed to act as surety or procure surety BONDS for the PRINCIPAL in connection with the PRINCIPALS CONTRACTS with the State of Washington for construction of the Jumbo class ferries, provided, however, that RELIANCE is under no obligation to act as surety for any other bond requested by the PRINCIPAL. RELIANCE shall have the right to refuse to execute BONDS upon CONTRACTS which in its reasonable judgment present risks not contemplated by this Agreement and that the PRINCIPAL is under no obligation to obtain BONDS from RELIANCE.
NOW, THEREFORE, in consideration of the mutual agreements set forth herein, the execution or procurement of the BOND(s) by RELIANCE, we, the undersigned PRINCIPAL and INDEMNITORS, agree and bind ourselves, our successors and assigns, jointly and severally, as follows:

 ARTICLE I
 DEFINITIONS

SECTION 1.1 DEFINED TERMS. For the purposes of this Agreement, the following terms shall have the meanings listed below:
AFFILIATE means, with respect to any PERSON, any other PERSON or group acting in concert with such PERSON that, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under the common control with such PERSON. For purposes of this definition, control (including, with correlative meanings, the terms controlled by and under common control with), as used with respect to any PERSON or group of PERSONS, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management and policies of such PERSON, whether through the ownership of voting securities or by contract or otherwise.

BOND(s) means any surety agreements, undertakings, or instruments of guarantee signed by RELIANCE on behalf of PRINCIPAL, whether executed before or after the execution of this Agreement.

CONTRACT(s) means any contract referred to or described in any BOND(s) issued on behalf of PRINCIPAL.

DEBT means, as of any applicable date of determination and as to any PERSON, all items of indebtedness, obligation or liability of such PERSON whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, joint or several, that should be classified on such Persons balance sheet as a liability in accordance with GAAP.

ERISA means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations and published interpretations thereof.

EVENT OF DEFAULT means any one or more of the following:
(a) INDEMNITORS, or any of them, within ten (10) days after receipt of written notice by RELIANCE to INDEMNITORS have failed or refused to perform any material obligation under this Agreement or any other UNDERWRITING DOCUMENT, as determined by RELIANCE; or

(b) Any representation or warranty made by any INDEMNITOR in this Agreement, any other UNDERWRITING DOCUMENT to which INDEMNITOR is a party shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

(c) an OBLIGEE has declared PRINCIPAL to be in default under the respective CONTRACT(s) between PRINCIPAL and such OBLIGEE and PRINCIPAL has failed to cure such default within that period of time provided to cure said default within such CONTRACT(s) in which PRINCIPAL is alleged to be in default; provided, however, that Reliance shall, upon investigation, reasonably determine that PRINCIPAL is in default under the CONTRACT(s) (which determination by RELIANCE shall not be binding upon such PRINCIPAL in any dispute PRINCIPAL may have with such OBLIGEE or a claimant under the related BOND(s)) or PRINCIPAL shall have acknowledged to RELIANCE in writing its default under the CONTRACT(s) irrespective of whether or not PRINCIPAL is actually in default of the CONTRACT(s); or

(d) RELIANCE has received notice or knowledge of facts giving rise to a reasonable belief that it has incurred or is about to incur a LOSS and PRINCIPAL and the INDEMNITORS have failed to cure such LOSS or to take reasonable steps to avoid the incidence by RELIANCE of such LOSS within ten (10) days after receipt of written notice sent by RELIANCE to PRINCIPAL and the INDEMNITORS; or

(e) PRINCIPAL, within ten (10) days after receipt of notice sent by RELIANCE to PRINCIPAL has failed, refused or delayed to pay or is unable to pay any claims, bills or other indebtedness incurred in, or in connection with, the performance of the CONTRACT(s) which claims, bills or other indebtedness RELIANCE, upon investigation, shall have reasonably determined to be valid; or

(f) Any INDEMNITOR becomes insolvent or generally fails to pay, or admits in writing its inability to pay debts as they become due; or any INDEMNITOR applies for, consents to, or acquiesces in the appointment of, a trustee, receiver or other custodian for such INDEMNITOR or any property thereof, or makes a general assignment for the benefit of creditors; or, in the absence of such application, consent or acquiescence, a trustee, receiver or other custodian is appointed for any INDEMNITOR or for a substantial part of the property of any thereof and is not discharged within 30 days; or any bankruptcy, reorganization, debt arrangement, or other case or proceeding under any bankruptcy or insolvency law, or any dissolution or liquidation proceeding, is commenced in respect of any INDEMNITOR and if such case or proceeding is not commenced by such INDEMNITOR, it is consented to or acquiesced in by such INDEMNITOR or remains for 30 days undismissed; or any INDEMNITOR takes any corporate action to authorize, or in furtherance of, any of the foregoing.

FACILITIES AND EQUIPMENT UTILIZATION AGREEMENT means the
Agreement between RELIANCE and PRINCIPAL attached as Exhibit II, the purpose of which is to authorize RELIANCE to use PRINCIPALS fixed assets to complete the CONTRACT(S) in the event of an EVENT
OF DEFAULT.

FINANCIAL STATEMENTS means the balance sheet, income statement and other financial data which is furnished to RELIANCE for the purpose of or in connection with this Agreement and the transactions contemplated hereby.

GAAP is defined as those generally accepted accounting principles which are consistently applied and followed in the PRINCIPALS industry and which are set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board.

INDEMNITOR means the PRINCIPAL or Todd Shipyards Corporation or
TSI Management, Inc.; and INDEMNITORS means collectively the PRINCIPAL and Todd Shipyards Corporation and TSI Management, Inc.

LEASE DEBT means, as of the applicable date of determination and as to PRINCIPAL, an amount equal to the net present value (as determined by the PRINCIPALS independent certified public accountants utilizing an assumed interest rate of eleven percent (11%) per annum) of all lease, rent and other payments or indebtedness of any character whatsoever required to be paid under all leases or other contracts or arrangements, whether or not in writing, relating to the use of personal property in respect of which PRINCIPAL is a lessee, sublessee, user or obligor and which should not be capitalized in accordance with GAAP.

LIEN means any mortgage, deed of trust, pledge, security interest, hypothecation, assignment, deposit arrangement to assure payment of a Debt, encumbrance, lien (statutory or other), or preference, priority, or other security agreement, or preferential arrangement to assure payment of Debt, charge, or encumbrance of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction to evidence any of the foregoing).

LOSS means:

   (a) All damages, reasonable costs, reasonable attorney fees and liabilities (including all reasonable expenses accrued in connection therewith) which RELIANCE may reasonably sustain or incur by reason of executing or procuring the execution of the BOND(s), or any other BOND(s) which may be already or hereafter executed by RELIANCE on behalf of PRINCIPAL, or any renewal or continuation thereof; or which may be reasonably sustained or incurred by reason of making any investigation on account thereof, prosecuting or defending any action in connection therewith, obtaining a release, recovering or attempting to recover any salvage in connection therewith or enforcing by litigation or otherwise any of the provisions of this Agreement, including, but not limited to:
 (1)money judgments, amounts paid in settlement or compromise, the full amount of reasonable attorney and other professional fees incurred or paid by RELIANCE, court costs and fees, and interest at the lesser of 12% per annum or the maximum legal rate allowable on all sums due it from the date of RELIANCES demand for said sums, whether or not interest has been awarded by a court; and
 (2) any LOSS which RELIANCE may reasonably sustain or incur in connection with the CONTRACT(s) or BOND(s), whether that LOSS results from the activity of any PRINCIPAL individually or as part of a joint venture, partnership or other entity which has been or may be formed; and
    (3) any LOSS which RELIANCE may reasonably sustain or incur as a result of any reasonable actions taken by RELIANCE upon information provided by any INDEMNITOR.

   (b) After having obtained PRINCIPALS consent, all reasonable legal and consulting fees and related expenses incurred in connection with any application or submission by PRINCIPAL for a proposal, bid or other BOND, whether or not RELIANCE decides to issue said BOND; and

   (c) All premiums, fees, interest and other charges due
RELIANCE in connection with this Agreement or the BOND(S).

    MATERIAL ADVERSE CHANGE means with respect to any PERSON a material adverse change in the condition (financial or otherwise), business, operations or prospects of such PERSON and its subsidiaries, taken as a whole; provided that such adverse change materially harms or prejudices RELIANCE with respect to the BOND(S).

    NET CURRENT ASSETS means, as of any applicable date of determination and as to the PRINCIPAL, the aggregate current portion of assets (excluding indebtedness, obligations and liabilities due from Affiliates) of the PRINCIPAL less the aggregate current portion of DEBT as determined in accordance with GAAP.

    OBLIGEE means any named party or parties appearing on the BOND(s) in whose favor the BOND(s) are issued.

PERMITTED LIENS means:
(a) LIENS for taxes, assessments, or governmental charges of a PRINCIPAL that are either not yet past due or that are being contested in good faith by appropriate proceedings and for which adequate reserves have been established;
(b) maritime, mechanics, workmens and repairmens LIENS or other like LIENS arising by operation of law in the ordinary course of business and securing sums which are not past due, or that are being contested in good faith by appropriate proceedings and for which adequate reserves have been established
(c)    any LIEN described on Schedule 1.1 P(c) to this Agreement;
(d) any LIEN on assets existing on the effective date of this Agreement and listed on Schedule 1.1 P(d) to this Agreement (provided that the property subject to that LIEN is limited to the property to which that LIEN is attached prior to the effective date of this Agreement) and the continuation of any such LIEN upon a refinancing, renewal or extension of the DEBT secured by such existing LIEN (provided that the principal amount of the debt as of the effective date of this Agreement is not increased);
(e) any LIEN on assets granted to secure the purchase price thereof;
(f) any LIEN on assets granted in connection with third party (including capitalized leases) leases or sales in the ordinary course of business;
(g) any LIEN granted on its assets by PRINCIPAL to RELIANCE to secure a LOSS;
(h) LIENS on PRINCIPALS insurance policies in connection with the deferred payment or financing thereof in the ordinary course of business;
(I) LIENS consisting of cash collateral deposits made by PRINCIPAL in the ordinary course of business in connection with insurance program consistent with past practice;

(j) pledges or deposits by PRINCIPAL under workmens compensation laws, unemployment insurance laws, or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for borrowed money) or leases to which PRINCIPAL is a party or deposits to secure public or statutory obligations of PRINCIPAL or deposits of cash or United States Government bonds to secure surety or appeal bonds to which PRINCIPAL is a party, or deposits as security for contested taxes or for the payment of rent;

(k)    survey exceptions, encumbrances, easements or reservations
of, or   rights of others for, rights-of-way, sewers, electric
lines,   telegraph or telephone lines and other similar purposes,
or zoning   or other restrictions as to the use of real property
or liens incidental to the conduct of such PRINCIPAL or to the ownership its properties;

(l)    LIENS consisting of restrictions regarding the
disbursement or    withdrawal of funds deposited by PRINCIPAL in
its bank accounts in the ordinary course of business consistent
with past practice    which accounts are (A) maintained in
connection with specific construction projects or contracts from which payment and disbursements with respect to such projects or contracts are to be made or (B) required by customers of such PRINCIPAL to be excluded from PRINCIPALS cash management system. PERSON means any entity, whether an individual, trustee, corporation, partner, joint stock company, unincorporated organization, business association or firm, joint venture, a government or any agent or instrumentality or political subdivision thereof.
PLAN means any plan established, maintained or to which contributions have been made by any PRINCIPAL.
PLEDGE means a Pledge Agreement in substantially the form of
Exhibit IV executed by PRINCIPAL in favor of RELIANCE with regard to the Galveston Bonds.
PREFERRED SHIP MORTGAGE means a Ship Mortgage in substantially the form of Exhibit III executed by PRINCIPAL in favor of RELIANCE.
PRINCIPAL means Todd Pacific Shipyards Corporation.
RELIANCE means: Reliance Surety Company, Reliance Insurance Company, United Pacific Insurance Company, and Reliance National Indemnity Company; or their AFFILIATES, subsidiaries, or divisions or any co-sureties, reinsurers or other companies directly or indirectly writing bonds for which this Agreement is consideration.
SECURITY AGREEMENT means a Security Agreement in substantially the form of Exhibit I executed by PRINCIPAL in favor of RELIANCE. TANGIBLE NET WORTH means, as of any applicable date of determination and as to the PRINCIPAL, the excess of (i) the net book value of all assets (other than all items of indebtedness, obligation or liability due from AFFILIATES and intangible assets) of the PRINCIPAL after all appropriate deductions (including, without limitation, reserves for doubtful receivables, obsolescence, depreciation, amortization), all as determined in accordance with GAAP, over (ii) DEBT of the PRINCIPAL.
UNDERWRITING DOCUMENT means this Agreement, the SECURITY AGREEMENT, PREFERRED SHIP MORTGAGE, PLEDGE AGREEMENT, the FACILITIES AND EQUIPMENT UTILIZATION AGREEMENT, each BOND and any other instrument, document or agreement delivered by any INDEMNITOR in connection herewith.
WORKING CAPITAL FACILITY means a revolving credit facility in a form acceptable to RELIANCE entered into between the PRINCIPAL and a lender(s) satisfactory to RELIANCE.
SECTION 1.2 USE OF DEFINED TERMS. Any collective defined term and any defined term used in the plural shall be taken to encompass all members of the relevant class. Any defined term used in the singular preceded by any shall be taken to indicate any number of the members of the relevant class. Any defined term used in the singular and preceded by the word each shall indicate all members of the relevant class, individually.
    ARTICLE II
  BOND FACILITY
SECTION 2.1 BONDS. Subject to the terms of this Agreement, RELIANCE agrees to provide or procure for the PRINCIPAL the Jumbo Mark II Ferry surety bonds more particularly identified on
Schedule 2.1 to this Agreement. RELIANCE has represented to PRINCIPAL that RELIANCE is willing and able to provide or procure for PRINCIPAL such additional Bonds as PRINCIPAL shall require for other projects, but RELIANCE reserves the right to decline to provide or procure such other BOND(S). Except for the Jumbo Mark II Ferry, if RELIANCE executes any proposal or bid bond and if the PRINCIPAL is awarded the CONTRACT(s), RELIANCE shall not be obligated to execute any BOND(s) required to perform the awarded contract. No claim shall be made, nor any cause of action asserted against RELIANCE as a consequence of its failure to execute any BOND(s) other than as provided above.
 SECTION 2.2 PREMIUM PAYMENT. PRINCIPAL agrees to pay all premiums on the Jumbo Mark II Ferry BOND(s) in accordance with the rate structure set forth in Schedule 2.2 below, and as to all other BOND(S), at rates computed in accordance with the regular manual of rates in effect on the date such BOND(s) are executed. The failure of the PRINCIPAL to pay the bond premiums or the failure of RELIANCE to receive premiums shall not provide INDEMNITORS with any defense to an action under this Agreement. PRINCIPAL also agrees to pay all premiums due RELIANCE on any insurance policy(ies) issued at the request of PRINCIPAL, an INDEMNITOR or any authorized agent thereof by RELIANCE for the benefit of the PRINCIPAL or INDEMNITORS.
    ARTICLE III
   INDEMNIFICATION
SECTION 3.1 INDEMNITY. INDEMNITORS agree to indemnify, and keep indemnified, and hold and save harmless RELIANCE against all LOSS. The duty of INDEMNITORS to indemnify RELIANCE is a continuing duty, separate from the duty to exonerate, and survives any payments made in exoneration of RELIANCE. Amounts due RELIANCE pursuant to this Section shall be payable within ten
(10) days following PRINCIPALS receipt of written demand.
SECTION 3.2 EXONERATION. INDEMNITORS recognize and acknowledge the common law right of RELIANCE to be exonerated by PRINCIPAL upon the occurrence and during the continuation of an EVENT OF DEFAULT. In the event PRINCIPAL fails or refuses to exonerate RELIANCE within ten (10) days of PRINCIPALS receipt of written demand and while an EVENT OF DEFAULT is continuing, all INDEMNITORS other than PRINCIPAL agree, within ten (10) days following demand by RELIANCE, to exonerate RELIANCE from LOSS, by satisfying such PRINCIPALS obligations under the CONTRACT(s) and obtaining a withdrawal of all claims against RELIANCE UNDER THE BOND(S) or a general release, or otherwise protecting RELIANCE from Loss.
SECTION 3.3 CASH COLLATERAL. Upon refusal or failure of PRINCIPAL to exonerate RELIANCE in accordance with the terms hereof, INDEMNITORS agree to deposit with RELIANCE within ten
(10) days of INDEMNITORS receipt of written demand, an amount of money reasonably designated by RELIANCE to secure payment of any LOSS under this Agreement. The funds will be held by RELIANCE as collateral, and INDEMNITORS do hereby grant to RELIANCE a security interest to use such funds or any part thereof in accordance with this Agreement or the SECURITY AGREEMENT.
SECTION 3.4 WAIVER OF CLAIMS AND HOLD HARMLESS. Except in the case of bad faith or willful misconduct, each INDEMNITOR specifically agrees to protect, indemnify and hold harmless RELIANCE, each of its officers, directors, employees, agents and its attorneys-in-fact against any and all LOSS that may in any way arise in connection with this Agreement and the other UNDERWRITING DOCUMENTS and the powers herein granted, specifically waiving any claim (other than as set forth in the sentence above) which any INDEMNITOR has or might hereafter have against RELIANCE or its attorneys-in-fact on account of anything lawfully done in enforcing the terms of this Agreement, the BOND(s) or any other UNDERWRITING DOCUMENT.
SECTION 3.5 RIGHT OF INDEMNITORS TO TERMINATE AGREEMENT. Each INDEMNITOR expressly recognizes and covenants this Agreement as its continuing obligation to protect RELIANCE from all LOSS. Any INDEMNITOR may notify RELIANCE at its Home Office, of such INDEMNITORS withdrawal from this Agreement; and shall state when, not less than thirty (30) days after receipt of such notice by RELIANCE, such withdrawal shall be effective. Such INDEMNITOR will not be liable under this Agreement as to any BOND(s) executed by RELIANCE after the effective date of such notice; provided, that as to any and all such BOND(s) executed or authorized by RELIANCE prior to the effective date of such notice and as to any and all renewals, continuations, extensions, or substitutions (and, if a proposal or bid bond has been executed or authorized prior to such effective date, as to any contract bond executed pursuant thereto) regardless of when the same are executed, such INDEMNITOR shall be and remain fully liable hereunder, as if notice had not been served. Withdrawal by any INDEMNITOR shall in no way affect the obligation of any other INDEMNITOR who has given no notice of termination to RELIANCE.
SECTION 3.6 INDEMNITORS AGREE TO BECOME PARTY DEFENDANTS. In the event of legal proceedings against RELIANCE pertaining to PRINCIPALS performance under the CONTRACT(S), RELIANCE may apply for a court order making any or all of the INDEMNITORS party defendants, and each INDEMNITOR consents to the granting of such application, including consent to the jurisdiction of the court in which the proceedings against RELIANCE is brought, and agrees to become such a party defendant or third-party defendant and to allow judgment, in the event of judgment against RELIANCE, to be rendered also against each INDEMNITOR, jointly and severally, in like amount and in favor of RELIANCE unless such judgment is due to the gross negligence or willful misconduct of RELIANCE.
SECTION 3.7 INDEMNITORS WAIVER OF NOTICE. INDEMNITORS waive notice of the execution, continuation, modification, renewal, enlargement or amendment of any BOND and of any fact, act or information concerning or affecting the rights or liabilities of RELIANCE or INDEMNITORS including, but not limited to, any acts giving rise to any LOSS under the BOND(s). INDEMNITORS further agree that any notification by RELIANCE to any one INDEMNITOR shall constitute notice to all INDEMNITORS; provided, however, that the waiver of notice provided for in this Section 3.7 shall not operate to relieve RELIANCE of its obligation to provide notice as set forth in the definition of EVENTS OF DEFAULT in
Section 1.1 of this Agreement.
SECTION 3.8 INDEMNITORS KNOWING CONSENT TO AGREEMENT. Each INDEMNITOR warrants that it is specifically and beneficially interested in obtaining the BOND(s) or the forbearance of cancellation of any existing BOND(s). INDEMNITORS acknowledge that the execution of this Agreement and the undertaking of indemnity was not made in reliance upon any representation concerning the responsibility of any INDEMNITOR or concerning the competence of PRINCIPAL to perform. INDEMNITORS agree to make no claim against RELIANCE for any oral representations, promises or statements made to any of them by RELIANCE or any of its agents or brokers, or for the failure of RELIANCE to disclose facts or information to INDEMNITORS.
SECTION 3.9 INDEMNITORS DUTY TO REMAIN INFORMED OF PRINCIPALS BUSINESS. INDEMNITORS possess the duty to remain informed of all aspects of PRINCIPALS business and the business activities and financial affairs of PRINCIPAL. INDEMNITORS acknowledge that they are presently informed of the state of business activities and financial affairs of PRINCIPAL and all INDEMNITORS. RELIANCE possesses no obligation to inform any INDEMNITOR of any aspect of PRINCIPALS business or the business activities and financial affairs of the INDEMNITORS or of the request for, or issuance of, any BOND(s).
SECTION 3.10 ENFORCEABILITY OF RIGHTS DIRECTLY AGAINST INDEMNITORS. RELIANCE shall be entitled to enforce the obligations of this AGREEMENT directly against any INDEMNITOR without the necessity of first proceeding against the PRINCIPAL. The failure of any INDEMNITOR to perform any of the terms of this Agreement or the release of any INDEMNITOR by RELIANCE shall not excuse or release the remaining INDEMNITORS from their obligations under this Agreement.
   ARTICLE IV
   CONDITIONS PRECEDENT
SECTION 4.1 CONDITION PRECEDENT TO EFFECTIVENESS OF THIS AGREEMENT. The effectiveness of this Agreement is subject to the condition precedent that RELIANCE shall have received on or before the day hereof each of the following, in form and substance satisfactory to RELIANCE and its counsel:
(a) A SECURITY AGREEMENT duly executed by PRINCIPAL, together with acknowledgment copies of the Financing Statements (UCC-1) duly filed under the Uniform Commercial Code of all jurisdictions in the opinion of RELIANCE desirable to perfect the security
interest   created by each SECURITY AGREEMENT;
(b) A favorable opinion of Michael G. Marsh, counsel to the INDEMNITORS, in the form of Schedule 4.1(b) to this Agreement;
(c) An officers certificate of each INDEMNITOR certifying copies of each INDEMNITORS articles of incorporation, by-laws, corporate resolutions authorizing the execution, delivery and performance of this Agreement and the other UNDERWRITING DOCUMENTS to which such INDEMNITOR is a party and certifying incumbencies and true signatures of its officers so authorized;
(d) Evidence of the good standing of each INDEMNITOR in the jurisdiction in which such Person is incorporated;
(e) Evidence of the existence of insurance on the property of PRINCIPAL described in the SECURITY AGREEMENT, together with evidence establishing RELIANCE as a loss payee and/or additional insured on all such insurance policies;
(f) Such other information and documents as may reasonably be required by RELIANCE;
(g) A PREFERRED SHIP MORTGAGE duly executed by PRINCIPAL on the floating drydock Emerald Sea;
(h)    A PLEDGE AGREEMENT duly executed by PRINCIPAL pursuant to
which   the Galveston Bonds are pledged to RELIANCE together with
delivery   of said Bonds to RELIANCE;
(I) A FACILITIES AND EQUIPMENT UTILIZATION AGREEMENT duly executed by the PRINCIPAL.

SECTION 4.2 CONDITIONS PRECEDENT TO ALL BONDS. The obligation of RELIANCE to issue any BOND shall be subject to the further conditions precedent that on the date of such issuance:
(a) The following statements shall be true and, by its request for the issuance of such BOND, PRINCIPAL shall be deemed to have certified to RELIANCE that as of the date of such issuance:
(i) The representations and warranties contained in Article V of this Agreement, and in Section 4 of the SECURITY AGREEMENT are correct in all material respects on and as of the date of such issuance as though made on and as of such date; and
ii) No EVENT OF DEFAULT has occurred and is continuing, or would result from the issuance of such BOND;
(b) RELIANCE shall have received such other approvals, opinions, or documents as RELIANCE may reasonably request.

  ARTICLE V
    REPRESENTATIONS AND WARRANTIES

The INDEMNITORS represent and warrant to RELIANCE that

SECTION 5.1 INCORPORATION, GOOD STANDING, AND DUE QUALIFICATION. Each INDEMNITOR: (1) is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation; (2) has the corporate power and authority, and to the best of its knowledge has all material governmental licenses, authorizations, consents and approvals necessary to own its assets and to transact the business in which it is now engaged or proposed to be engaged, except to the extent the failure thereof would not be materially adverse to such INDEMNITOR; and (3) is duly qualified as a foreign corporation and in good standing under the laws of each other jurisdiction in which such qualification is required except to the extent the failure to so qualify would not result in a MATERIAL ADVERSE CHANGE to such INDEMNITOR.

 SECTION 5.2 CORPORATE POWER AND AUTHORITY. The execution, delivery, and performance by each INDEMNITOR of the UNDERWRITING DOCUMENTS to which each is a party have been duly authorized by all necessary corporate and stockholder action and do not and will not (1) contravene such corporations charter or bylaws; (2) violate any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination, or award presently in effect having applicability to such corporation; (3) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease, or instrument to which such corporation is a party or by which it or its properties may be bound or affected (except where the appropriate consents have been obtained); (4) result in, or require, the creation or imposition of any Lien (except Liens in favor of RELIANCE), upon or with respect to any of the properties now owned or hereafter acquired by such corporation; or (5) cause such corporation to be in default under any such law, rule regulation, order, writ, judgment, injunction, decree, determination, or award or any such indenture, agreement, lease, or instrument (except where the appropriate consents have been obtained).

 SECTION 5.3 LEGALLY ENFORCEABLE AGREEMENT. This Agreement is, and each of the other UNDERWRITING DOCUMENTS when delivered under this Agreement will be, legal, valid, and binding obligations of each INDEMNITOR party thereto, enforceable against such INDEMNITOR, as the case may be, in accordance with their respective terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency, and other similar laws affecting creditors rights generally.

SECTION 5.4 APPROVALS. To the best of its knowledge, except for filings and recordings of Liens created pursuant to the SECURITY AGREEMENT, no authorizations, approvals or consents of, and no filings of registrations with, any governmental or regulatory authority or agency are necessary for the execution, delivery or performance by each INDEMNITOR of the UNDERWRITING DOCUMENTS to which each is a party or for the validity or enforceability thereof.

SECTION 5.5 OWNERSHIP AND LIENS. PRINCIPAL has title to, or valid leasehold interests in, all of its properties described in the SECURITY AGREEMENT, and none of the properties and assets owned by PRINCIPAL and none of their leasehold interests is subject to any Lien, except such as may be permitted pursuant to
Section 6.13 and/or 6.14 of this Agreement.

SECTION 5.6 REAL PROPERTY. Schedule 5.6 contains a complete and accurate list, as of the date of this Agreement, of the address and legal descriptions of any real property owned by PRINCIPAL.

SECTION 5.7 TAXES. Except for approved extensions, each INDEMNITOR has filed all tax returns (federal, state, and local) required to be filed and has paid all taxes, assessments, and governmental charges and levies thereon to be due, including interest and penalties, except to the extent the validity thereof is being contested in good faith by appropriate proceedings and for which adequate reserves have been set aside on the books of such INDEMNITOR.

SECTION 5.8 INSURANCE. The PRINCIPAL represents that it has insurance in force as disclosed in Schedule 5.8 attached hereto and made a part hereof and that it will maintain the said insurance in force with good and substantial carriers acceptable to RELIANCE and has caused RELIANCE to be named as loss payee or an additional insured as required by RELIANCE.

SECTION 5.9 COMPLIANCE. To the best of its knowledge, each INDEMNITOR is in material compliance with all statutes and governmental rules and regulations applicable to it, including without limitation, ERISA insofar as ERISA applies to it, except to the extent the failure to be in compliance therewith would not be materially adverse to such INDEMNITOR, and no condition exists or event or transaction has occurred in connection with any PLAN which is likely to result in any material liability, fine or penalty being asserted against it.

SECTION 5.10 LITIGATION. There is no action, suit or proceeding pending against, or to the knowledge of INDEMNITORS threatened against or affecting, the PRINCIPAL before any court or arbitrator or any government body, agency or official in which there is a reasonable likelihood of an adverse decision which could materially adversely affect the business, financial position or results of operations of PRINCIPAL or which in any manner draws into question the validity of this Agreement except those referred to in Schedule 5.10 attached hereto and made a part hereof.
 ARTICLE VI
 COVENANTS

SECTION 6.1 CORPORATE EXISTENCE. PRINCIPAL will maintain its corporate existence (in good standing where appropriate under state law) and remain or become duly qualified or licensed (and in good standing where appropriate under state law) as a foreign corporation in each jurisdiction in which the conduct of its businesses or location of its assets requires such qualification or license, except for those jurisdictions where the failure to so qualify would not result in a MATERIAL ADVERSE CHANGE to such PRINCIPAL.

SECTION 6.2 MAINTENANCE OF RECORDS. PRINCIPAL will keep adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied, reflecting all financial transactions of PRINCIPAL.

SECTION 6.3 MAINTENANCE OF PROPERTIES. PRINCIPAL will maintain, keep and preserve substantially all of its properties (tangible and intangible) necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear and tear and obsolescence excepted.

SECTION 6.4 MAINTENANCE OF INSURANCE. PRINCIPAL will maintain insurance with financially sound and reputable insurance companies or associations in such amounts and covering such risks as are usually carried by companies engaged in the same or a similar business and similarly situated, which insurance may provide for reasonable deductibility from coverage thereof. PRINCIPAL further agrees to furnish RELIANCE with an annual report on the insurance in force and with copies of the policies of said insurance evidencing the existence of the coverage called for by this Agreement.

SECTION 6.5 COMPLIANCE WITH LAWS. PRINCIPAL will comply in all material respects with all applicable laws, rules, regulations, and orders the failure to comply with which would result in a MATERIAL ADVERSE CHANGE to PRINCIPAL, such compliance to include, without limitation, paying before the same become delinquent all taxes, assessments, and governmental charges imposed upon it or upon its property, except taxes, assessments and governmental charges being contested in good faith by appropriate proceedings.

SECTION 6.6 TAXES. PRINCIPAL will promptly pay all of its taxes, assessments and other governmental charges prior to the date on which all penalties are attached thereto, establish adequate reserves for the payment of taxes and assessments and make all required withholding and other tax deposits; provided, however that nothing herein contained shall be interpreted to require the payment of any tax, assessment or charge so long as its validity is being contested in good faith by appropriate proceedings.

SECTION 6.7 BOOKS AND RECORDS. Until RELIANCE shall have been furnished with evidence satisfactory to it of its discharge without LOSS, upon reasonable notice RELIANCE shall have the right at all reasonable times during normal business hours to free access to the papers of PRINCIPAL including, without limitation, its books, records, accounts, computer software and other computer-stored information, for the purpose of examining, copying, or reproducing the same. PRINCIPAL authorizes and requests any and all depositories in which funds of PRINCIPAL may be deposited to furnish to RELIANCE upon its written request statements of account and any other documents reflecting receipts and disbursements and any PERSON, doing business with PRINCIPAL is authorized to furnish any information requested by RELIANCE concerning any transaction. RELIANCE may furnish copies of any and all statements, agreements and FINANCIAL STATEMENTS and any information which it now has or may obtain concerning the PRINCIPAL to other PERSONS for the purpose of procuring co-suretyship or reinsurance. With regard to INDEMNITORS other than PRINCIPAL, RELIANCE shall have free access to all such papers, provided, however, that in the absence of a confidentiality agreement reasonably satisfactory to such INDEMNITOR, then RELIANCE shall be allowed access only to such papers that pertain to any of the CONTRACTS.

SECTION 6.8 FINANCIAL RECORDS AND REPORTS. INDEMNITORS, on a consolidated and consolidating basis, will provide RELIANCE with copies of its yearly audited FINANCIAL STATEMENTS as soon as possible upon completion and in no event later than ninety (90) days after the end of the period under audit. In addition, the PRINCIPAL will furnish RELIANCE with true copies of quarterly internally prepared unaudited FINANCIAL STATEMENTS, and such other financial information in a form as RELIANCE shall reasonably require, upon completion and in no event later than forty-five (45) days after the end of such quarterly period. The FINANCIAL STATEMENTS to be provided by INDEMNITORS will be prepared in conformity with GAAP applied on a basis consistent with that of the preceding fiscal year and in each instance will present fairly and accurately the financial condition of INDEMNITORS as at the dates of the statements and the results of their operations for the periods then ended. INDEMNITORS agree to immediately notify RELIANCE of the occurrence of any MATERIAL ADVERSE CHANGE with respect to the INDEMNITORS. INDEMNITORS represent that their books and records are kept accurately and in a timely manner and in accordance with GAAP.

SECTION 6.9 PRINCIPALS REPRESENTATION. PRINCIPAL will provide RELIANCE on a quarterly basis with a letter in which its Chief Operating Officer represents that to the best of his knowledge, as of the date of such quarter end: (a) the representations and warranties of PRINCIPAL contained in Article V of this Agreement, and in Section 4 of each SECURITY AGREEMENT are correct as though made on and as of such date; and (b) no condition, event or act exists which constitutes, or which with notice or the lapse of time, or both, would constitute an EVENT OF DEFAULT. This letter shall accompany each delivery of FINANCIAL STATEMENTS required by
Section 6.8 hereof.

SECTION 6.10 NOTICE OF LITIGATION. PRINCIPAL shall promptly give notice in writing to RELIANCE of any litigation filed or threatened against such PRINCIPAL involving an amount in excess of $100,000.00 which claim is not covered by insurance.

SECTION 6.11 TANGIBLE NET WORTH. The Principal will not permit its TANGIBLE NET WORTH to be less than $30,000,000.00 from the effective date of this Agreement. At no time shall the PRINCIPAL permit the ratio of (a) DEBT plus LEASE DEBT to (b) TANGIBLE NET WORTH to be greater than 2.0 to 1.0. In the event the PRINCIPAL fails to maintain these levels it shall immediately notify RELIANCE and shall have thirty days (30) in which to restore compliance.

SECTION 6.12 NET CURRENT ASSETS. The PRINCIPAL will not permit NET CURRENT ASSETS to be less than $10,000,000.00; provided, however, that by the end of six (6) months after the first CONTRACT is entered into with the State of Washington, the PRINCIPAL may reduce NET CURRENT ASSETS to an amount not less than $6,000,000.00, provided that the reduction is used for the acquisition of capital assets. Beginning with the quarter ending after said six month period, and by the end of the quarter ending every six (6) months thereafter, NET CURRENT ASSETS shall increase by $1,000,000.00 until NET CURRENT ASSETS of $10,000,000.00 has been restored. In the event the PRINCIPAL fails to maintain these levels it shall immediately notify RELIANCE and shall have thirty days (30) in which to restore compliance with such levels.

SECTION 6.13 LIENS. The PRINCIPAL will not create, incur, assume, or suffer to exist any LIEN upon any of its properties or assets now owned or hereafter acquired, except for PERMITTED
LIENS.

  SECTION 6.14 INDEBTEDNESS, ASSUMPTIONS. GUARANTEES. The PRINCIPAL will not, without the consent of RELIANCE (which shall not be unreasonably withheld), incur, assume, or suffer to exist any DEBT or become contingently liable including without limitation, liable by way of agreement, contingent or otherwise, to purchase assets, to provide funds for payment, to maintain net worth or working capital, to supply funds to or invest in any debtor, or otherwise to assure any creditor against loss for any obligation of any other PERSON or entity, except:
(a) DEBT, assumptions, guaranties, endorsements, contingent liabilities, or other agreements (i) existing at the effective date of this Agreement and disclosed in the FINANCIAL STATEMENTS;
(ii)  DEBT to purchase capital assets as permitted under Section
6.12 above; or (iii) DEBT described in Schedule 1.1 P(c) or (d) or otherwise disclosed in writing prior to the effective date of this Agreement, provided that the terms thereof are not amended modified so as to impose more materially burdensome terms on PRINCIPAL or INDEMNITORS;
(b) guaranties by endorsement of negotiable instruments for deposit or collection in the ordinary course of business;
(c) guaranties in connection with third party leases, repurchase agreements or sales in the ordinary course of business;
(d) trade debt and other short term liabilities (other than indebtedness for borrowed money) incurred in the ordinary course of business;
(e) DEBT and LEASE DEBT incurred to finance the acquisition of equipment in the ordinary course of business in an aggregate outstanding principal amount not greater than $1,000,000.00 during any fiscal year;
(f) DEBT other than paragraphs (a) through (e) above in an aggregate outstanding principal amount not greater than $500,000.00 at any time;
(g) guaranties of bonds issued to PRINCIPAL pursuant to the terms hereof;
(h)   indebtedness under capital leases or financed leases;
(I) indebtedness consisting of deferred payment obligations of a PRINCIPAL for insurance premiums or of funds borrowed for the payment of such premiums;
(j) contingent obligations arising from the issuance of performance guarantees, assurances, indemnities or similar agreement in the ordinary course of business in respect of contracts of PRINCIPAL for the benefit of RELIANCE, sureties existing prior to the date hereof, or for the benefit of others to induce such others to forego the issuance of a surety bond in their favor.
(k) Indebtedness of PRINCIPAL to INDEMNITORS, where such indebtedness is incurred for the purpose of infusing capital into PRINCIPAL and where such indebtedness is not due and payable sooner than (13) months after the date PRINCIPAL receives INDEMNITORS written demand for payment.

In the event PRINCIPAL executes a loan or credit agreement for the acquisition of equipment valued at more than $500,000 (including a capital lease, financed lease or purchase money security agreement), and such equipment is necessary to complete the CONTRACT(S), PRINCIPAL shall secure for the benefit of RELIANCE an agreement with the lessor or vendor of the equipment that grants to RELIANCE the right, but not the obligation, to use the equipment to complete the CONTRACT(s) upon payment of the rent or debt service to the lessor or vendor as required under the lease, loan or credit agreement. In the event RELIANCE exercises its option, RELIANCE shall at all times maintain the equipment in good working order and pay the scheduled rent or debt service on the equipment during the period the equipment is used for the CONTRACT(s).
SECTION 6.15 DISPOSITION OF ASSETS. Except for PERMITTED LIENS and except as provided under Section 6.17, PRINCIPAL will not sell, lease, transfer, or otherwise dispose of its assets whether now owned or hereafter acquired except for sales of inventory in the ordinary course of business and except for sales of equipment or real property (including appurtenances) not necessary for the conduct of its business provided that such sales of equipment or real property not necessary for the conduct of its business do not exceed in the aggregate in any fiscal year ten percent (10%) of the book value of all assets.
SECTION 6.16 MERGERS. PRINCIPAL will not without the prior written consent of RELIANCE (which consent shall not be unreasonably withheld) merge or consolidate with or into any PERSON.
SECTION 6.17 INVESTMENTS, DIVIDEND RESTRICTIONS. PRINCIPAL will neither make or enter into any agreement to make any acquisition nor make or suffer to exist any investment in any PERSON whether in the form of equity or DEBT, or make any dividend or other distribution to any other PERSON, except:
(a) time deposits and certificates of deposit with maturities of three years or less of any of the Banks or of United States commercial banks with capital, surplus and undivided profits of $100,000,000.00 or more;
(b) securities issued, guaranteed or insured by the United States Government or an instrumentality or agency thereof maturing within three years from the date of acquisition thereof;
(c) commercial paper, bankers acceptances, demand notes or municipal bonds rated at least P1 or A, respectively, by Moodys Investors Service Inc., or rated at least A1 or A, respectively, by Standard & Poors Corporation, or commercial paper or municipal bonds receiving an equivalent rating from any other nationally recognized rating agency;
(d) Collateralized Mortgage Obligations and Asset Backed Securities with a life expectancy of three years or less. These securities will be of AAA credit quality or backed by a U.S. government agency (e.g. FNMA) or U.S. government-sponsored enterprise (e.g. FHLMC);
(e) investments existing on the effective date of this Agreement and disclosed in Schedule 6.17(e);
(f) credit extended in connection with the sale of goods or rendering of services in the ordinary course of business and promissory notes or other instruments evidencing such credit (provided that the aggregate principal amount of such notes and instruments outstanding at any time shall not exceed $500,000.00);
(g) loans or advances to employees of PRINCIPALS made in the ordinary course of business consistent with past business practices; or
(h) investments made in the ordinary course of business in connection with its capacity as a co-joint venturer in a joint venture, corporation or similar pooling of efforts in respect of a project or series of projects for a limited or fixed duration to conduct a business of a type in which a PRINCIPAL is presently engaged consistent with past practices.
(I) distributions to Todd Shipyards Corporation, provided that both before and after giving effect to said payment thereof the PRINCIPAL is in compliance with Section 6.11 and 6.12 of this Agreement.
SECTION 6.18 PRINCIPALS ASSETS. PRINCIPAL will not commingle assets, particularly but not limited to cash and cash equivalents, with, and will hold such assets separately and distinctly from assets of any other PERSON.
SECTION 6.19 RESTRICTIONS UPON CONTRACTS WITH AFFILIATES. PRINCIPAL will not without the prior written consent of RELIANCE enter into contracts, equipment leases or other agreements with any AFFILIATE except on an arms length basis or except pursuant to written agreements with third party PERSONS from which the PRINCIPAL has been or is being benefited, including but not limited to pension plans and other joint employee benefit programs, insurance programs and other similar joint programs or services. RELIANCE hereby consents to PRINCIPALS indebtedness to an Affiliate where such debt is not due until thirteen (13) months after demand and PRINCIPAL has otherwise maintained compliance with the financial ratios set forth in Sections 6.11 and 6.12.
SECTION 6.20 NATURE OF BUSINESS. PRINCIPAL shall not engage in any business activities or operations substantially different from or unrelated to its present business activities and operations without the written consent of RELIANCE first obtained in advance, which consent shall not be unreasonably withheld.
SECTION 6.21 WORKING CAPITAL LINE. Prior to the issuance of any Bond hereunder, PRINCIPAL shall have received a commitment from a lender to provide a line of credit facility of at least $3,000,000 to be used exclusively by the PRINCIPAL for working capital needs. The commitment and the Facility shall be subject to normal covenants, limitations and conditions to funding. Within thirty (30) days after the date of the Notice to Proceed or any similar notice to commence construction under the first Jumbo Contract, the Working Capital Facility shall be activated and available for working capital needs.
   ARTICLE VII
RIGHTS OF RELIANCE
SECTION 7.1 FURTHER ASSURANCES/RELIANCE AS ATTORNEY-IN-FACT. INDEMNITORS agree to sign, execute, file and/or deliver to RELIANCE all documents, reports, papers, pleadings and/or instruments required to obtain, and/or perfect any of RELIANCES rights under the SECURITY AGREEMENT. INDEMNITORS irrevocably nominate and appoint RELIANCE or any other PERSON(s) designated by RELIANCE as the true and lawful attorney-in-fact of PRINCIPAL, with full right and authority, but only upon the occurrence and during the continuance of an EVENT OF DEFAULT, to execute on behalf of, and sign the name of the PRINCIPAL to any voucher, release, satisfaction, check, application for payment, bill of sale or any other paper or contract necessary or desirable to carry into effect the purposes of this Agreement or any other UNDERWRITING DOCUMENT, with full right and authority, to satisfy the performance of the CONTRACT(s). Furthermore, PRINCIPAL ratifies and confirms that, upon the occurrence of an EVENT OF DEFAULT, such attorney-in-fact or RELIANCE may lawfully exercise all the rights granted and further authorizes and empowers RELIANCE and such attorney-in-fact and each of them to enter upon and take possession of the tools, plant, equipment, materials and subcontracts and all other collateral security mentioned in this Agreement and enforce, use, employ and dispose thereof for the purposes set forth in this Agreement. INDEMNITORS recognize that the appointment of such attorney-in-fact constitutes a power coupled with an interest.
SECTION 7.2 CONTRACT FUNDS HELD IN TRUST. Upon the occurrence and during the continuance of an Event of Default, PRINCIPAL agrees and expressly declares that all funds due or to become due under the CONTRACT(s) will immediately become trust funds, whether in possession of PRINCIPAL or another, for the benefit and the payment of all PERSONS to whom PRINCIPAL incurs obligations in the performance of the CONTRACT(s), for which RELIANCE would be liable under the BOND(s). If RELIANCE discharges any such obligations, with or without a claim asserted against RELIANCE under the BOND(s), it shall be entitled to assert the right of such PERSON to the trust fund.
SECTION 7.3 APPLICATION OF COLLATERAL TO PAYMENT OF CLAIMS. Upon the occurrence and during the continuance of an EVENT OF DEFAULT, all equipment held as collateral by or assigned to RELIANCE by PRINCIPAL may be used by RELIANCE to complete the Contract(s) in accordance with the FACILITIES AND EQUIPMENT UTILIZATION AGREEMENT. All collateral may be sold by RELIANCE in payment of any LOSS. RELIANCE may sell or realize upon such collateral security, in a commercially reasonable public or private sale, with reasonable notice to INDEMNITORS, and with the right to be purchaser itself at any such public sale, and shall be accountable to INDEMNITORS only for such surplus or remainder of such collateral security or the proceeds thereof as may be in RELIANCES possession after it has been fully indemnified as provided in this Agreement. RELIANCE shall not be liable for, and INDEMNITORS agree to make no claim against RELIANCE for, decrease in value or loss or destruction of or damage to such security, provided that RELIANCE complies with the terms hereof.
SECTION 7.4 RIGHT OF RELIANCE TO SETTLE CLAIMS. Upon the occurrence and during the continuance of an EVENT OF DEFAULT, and after making reasonable efforts to consult with and consider the advice of the PRINCIPAL, RELIANCE shall have the exclusive right for itself and for INDEMNITORS to reasonably decide and reasonably determine whether any claim, demand, suit or judgment on the BOND(s) shall be paid, settled, defended or appealed. Any payment or determination reasonably made by RELIANCE that either RELIANCE was or might be liable therefor or such payments were necessary or advisable to protect any of RELIANCES rights or to avoid or lessen RELIANCES liability or alleged liability, shall be final, conclusive and binding upon INDEMNITORS; and any LOSS which may be reasonably sustained or reasonably incurred shall be paid by INDEMNITORS within ten (10) days following demand by RELIANCE. In the event of any payment, settlement, compromise, or investigation, an itemized statement of LOSS sworn to by an officer or authorized representative of RELIANCE or voucher(s) or other evidence of such LOSS shall be prima facie evidence of the fact and extent of the liability of INDEMNITORS to RELIANCE in any claim or suit and in any and all matters arising between INDEMNITORS and RELIANCE.
SECTION 7.5  AUTHORITY OF RELIANCE TO MAKE LOANS TO PRINCIPAL.
In addition to the other remedies provided herein, RELIANCE is authorized and empowered, but is not obligated, to advance or loan money or guarantee loans to PRINCIPAL as RELIANCE may see fit for the purpose of any of the CONTRACT(s), or for the purpose of meeting operational expenses or paying other obligations, bonded or unbonded. Such funds may be advanced or guaranteed at anytime, whether before or after default of PRINCIPAL under the CONTRACT(s). Upon demand by RELIANCE, each INDEMNITOR shall be responsible to reimburse RELIANCE for all funds so loaned, advanced, or guaranteed and all LOSS incurred by RELIANCE in relation thereto, notwithstanding the failure of PRINCIPAL to so use those funds. INDEMNITORS waive all notice of such advance, loan, or guarantee.
SECTION 7.6 AUTHORITY OF RELIANCE TO AMEND BOND. After the occurrence and during the continuance of an EVENT OF DEFAULT, RELIANCE shall have the right, and is hereby authorized and empowered, but not required: (a) upon the request of any INDEMNITOR to do any of the following: increase or decrease the penalty or penalties of any BOND(s), change the OBLIGEE(s) therein, execute any continuation, enlargements, modifications and renewals thereof or substitute therefor with the same or different conditions, provisions or OBLIGEE(s), and with the same, larger or smaller penalties, it being agreed that this instrument shall apply to and cover such new or changed BOND(s) or renewals even though the consent of RELIANCE may or does substantially increase the liability of the INDEMNITORS and the PRINCIPAL; or (b) to take such reasonable steps as it may deem necessary or proper to obtain release from liability under the BOND(s); or (c) to assent to any reasonable changes in any CONTRACT, including but not limited to, any change in the time for completion of any CONTRACT and to payments or advances thereunder; or (d) to assent to or take any assignment(s).
SECTION 7.7 RIGHTS OF RELIANCE TO TAKE POSSESSION OF THE WORK. Upon the occurrence and during the continuance of an EVENT OF DEFAULT, in addition to other remedies provided herein, RELIANCE is authorized and empowered, but is not obligated, to take possession of the work under any CONTRACT(s) and at the expense of INDEMNITORS, in so far as it is reasonable, to complete or to contract for the completion of the same, or to consent to the reletting of the completion thereof by OBLIGEE, or to take such other steps as in the discretion of RELIANCE may be advisable or necessary to obtain its release or to avoid LOSS.
SECTION 7.8 DEPOSITORY TRUST ACCOUNTS. Upon the occurrence of and during the continuance of an EVENT OF DEFAULT, INDEMNITORS shall, within ten (10) days following demand of RELIANCE, open an account(s) with a bank or similar depository designated by INDEMNITORS and approved by RELIANCE, which account(s) shall be designated as trust account(s) for the deposit of such trust funds, and shall deposit therein all monies paid or to be paid under the CONTRACT(s). Withdrawals from such account(s) shall be by check or similar instruments signed by a representative of RELIANCE and, at RELIANCES option, countersigned by an INDEMNITOR. Said trust(s) shall terminate on the payment by INDEMNITORS of all the contractual obligations for the payment of which the trust(s) are created or upon the expiration of the applicable statute of limitations with respect to such claims, whichever shall first occur.
SECTION 7.9 PRESERVATION OF RELIANCES RIGHTS. Except as may be limited by the CONTRACT(S), RELIANCE shall have every right and remedy which a personal surety without compensation would have, including the right to secure its discharge from the suretyship, and nothing in this Agreement shall waive, abridge or diminish any right which RELIANCE might have if this Agreement were not executed.
SECTION 7.10 AUTHORITY OF RELIANCE TO ELECT REMEDIES. Each right, remedy and power of RELIANCE provided in this Agreement or by law, equity, or statute shall be cumulative, and the exercise by RELIANCE of any right, remedy or power shall not preclude RELIANCES simultaneous or subsequent exercise of any or all other rights, powers or remedies. The failure or delay by RELIANCE to exercise any right, power or remedy shall not waive any right, power or remedy. No notice or demand upon RELIANCE by any INDEMNITOR shall limit or impair RELIANCES right to take any action under this Agreement or to exercise any right, power or remedy, subject to the provisions of Section 3.5 herein.
 ARTICLE VIII
 MISCELLANEOUS
SECTION 8.1 BENEFICIAL PARTIES. This Agreement shall, in all its terms and agreements, be for the benefit of and protect any PERSON joining with RELIANCE in executing any BOND or BONDS or executing at the request of RELIANCE said BOND or BONDS as well as any PERSON assuming co-suretyship or reinsurance thereupon.

SECTION 8.2 JOINT AND SEVERAL. The agreements and covenants herein contained shall be binding upon the undersigned, both jointly and severely, upon their successors and assigns jointly and severely, provided, that the PRINCIPAL and the INDEMNITORS may not assign their rights hereunder without the prior written consent of RELIANCE which consent shall not unreasonably be withheld.
SECTION 8.3 ATTORNEYS FEES. The INDEMNITORS agree hereby to pay the attorneys fees and expenses incurred by RELIANCE in the preparation of this Agreement and the other UNDERWRITING DOCUMENTS. In the event of a dispute pertaining to this Agreement and/or the other UNDERWRITING DOCUMENTS, the substantially prevailing party shall be entitled to recover its reasonable attorneys fees and costs, including fees and costs incurred prior to the commencement of litigation and fees and costs on appeal.
SECTION 8.4 APPLICABLE LAW. The terms and conditions of this Agreement shall be construed under the laws of the State of Washington.
SECTION 8.5 JURISDICTION FOR SUITS UNDER THIS AGREEMENT. Separate suits may be brought hereunder as causes of action may accrue, and the pendency or termination of any such suit shall not bar any action, whether previously or subsequently arising. INDEMNITORS and RELIANCE hereby consent to the jurisdiction of the courts of the federal or state courts located in the State of Washington in connection with any action under this Agreement or the BOND(s). PRINCIPAL and each INDEMNITOR are the agents for each other for the purpose of accepting service of process. The foregoing notwithstanding, if a dispute arises involving an OBLIGEE, the PRINCIPAL and RELIANCE, the dispute, at the option of PRINCIPAL, shall be resolved in a single proceeding.
SECTION 8.6 INDEMNITORS WAIVE DEFENSE OF SUBSEQUENT EXECUTION. INDEMNITORS waive any defense that this Agreement was executed subsequent to any BOND, admitting that such BOND was executed pursuant to each INDEMNITORS request and in reliance upon INDEMNITORS promise to execute this Agreement.
 SECTION 8.7 VALIDITY OF AGREEMENT. Failure to execute, or defective execution, by any party shall not affect the validity of this Agreement as to any other party executing the same and each other party shall remain fully bound and liable hereunder. Invalidity of any portion or provision of this Agreement by reason of the laws of any state or for any other reason shall not render the other provisions or portions invalid. Executions of any application or submission for any BOND by PRINCIPAL, or of any other indemnity agreement by any INDEMNITOR for the PRINCIPAL shall not abrogate, waive or diminish any rights of RELIANCE under this Agreement. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.
SECTION 8.8 ORAL MODIFICATIONS INEFFECTIVE. This Agreement may not be changed or modified orally. No change or modification to this Agreement shall be effective unless specifically agreed to in writing and executed by RELIANCE.
SECTION 8.9 NOTICES. It is mutually agreed that any and all notices or demands herein provided for must be given in writing and shall be deemed given if and when delivered in person or five
(5) days following the date that the notice is duly deposited in the United States mails, postage prepaid for regular or certified mail, properly addressed to the party to whom given at the address of such party shown in this Agreement; provided, however, that any party may specify any other post office address in the United States by giving at least ten (10) days written notice thereof to the other party.

Notice to RELIANCE shall be sent to:
Reliance Insurance Company 2505 South 320th Street Federal Way,
WA  98003 Attention: Surety Department

Notice to PRINCIPAL and/or INDEMNITORS shall be sent to:
      Stephen   G.  Welch     Vice  President     Todd  Shipyards
Corporation    P.O. Box 3806 (Zip 98124)    1891 - 16th Ave. S.W.
Seattle, WA 98134

SECTION 8.10 CONSENT. Whenever the consent or approval of any party to this Agreement is provided for in this Agreement, such consent or approval shall not be unreasonably withheld.

IN WITNESS WHEREOF, this Agreement is executed by the parties on the day and date first set forth above.

TODD PACIFIC SHIPYARDS CORPORATION


By:/s/ Michael G. Marsh     Its:  Secretary and General Counsel

TODD SHIPYARDS CORPORATION


By: S.G. Welch  Its: Vice President

TSI MANAGEMENT, INC.


By:  S.G. Welch  Its: Chief Operating Officer

RELIANCE SURETY COMPANY


By:  Frank Cartstrom  Its: Senior Vice President

RELIANCE INSURANCE COMPANY
UNITED PACIFIC INSURANCE COMPANY
RELIANCE NATIONAL INDEMNITY COMPANY

By:  Frank Cartstrom  Its: Vice President

SCHEDULE 1.1 P(c).

PERMITTED LIENS AND AGREEMENT REGARDING WORKING CAPITAL LINE

In accordance with the terms of Section 6.21 of this Agreement, and notwithstanding any term or condition herein or in any other Underwriting Document to the contrary, RELIANCE hereby consents, in advance, to the PRINCIPAL granting a security interest in the following items of collateral (the Working Capital Collateral) which shall be used to secure a credit facility of at least $3 million from a commercial lender:
 (i) all accounts and proceeds thereof now or hereafter due to PRINCIPAL which arise from any contract between PRINCIPAL and the State of Washington for construction of one or more Jumbo ferries for the Washington State Ferry System; and
 (ii) all other accounts which may arise from time to time from performed by PRINCIPAL on contracts for which neither RELIANCE nor any affiliate of RELIANCE has issued any bonds, whether under this Agreement or any other Underwriting Document.

RELIANCE further agrees with PRINCIPAL that it shall promptly enter into an intercreditor agreement with such a commercial lender whereby RELIANCE shall subordinate the priority of its Lien (without waiving its rights to equitable subrogation) on the Working Capital Collateral to the security interest of the commercial lender. The parties agree that time is of the essence in concluding such an intercreditor agreement and RELIANCE agrees to act promptly in negotiating the terms of such agreement.

   SCHEDULE 1.1 P(d).
EXISTING PERMITTED LIEN
 UCC SEARCH RESULT   TODD PACIFIC SHIPYARDS
   Existing Liens



SECURED PARTY  COLLATERAL
United States Trust Company of New   The collateral described in
the
York as assignee from Industrial Security Agreement dated as of Development Corporation of the Port February 1, 1983, between the Debtor
of Seattle and the Secured Party, attached   hereto as Exhibit A.
(83-130-0096


Manufacturers Hanover Trust Company The Collateral described in the Second Security Agreement dated as of February 1, 1983, between the Debtor and the Secured Party, attached hereto as Exhibit A and all proceeds thereof(83-130-0097)

IMS Leasing Inc1 - 305AS4 mailing machine S/N 7045011 - IMS
Manifest System 100 S/N A126(86-113-0859)


United Pacific Insurance Company   All items referred to in that
Application for Contractors Bond copy of which is attached and incorporated herein. (87-204-0427)

Rogers Machinery Company, Inc. Two (2) Quincy Northwest
Model QNW- 1500 Oil Flooded Rotary Screw Air Compressors driven by 300 HP 3/60/460 volt ODP motors complete with air cooled aftercoolers and 3/60/460 volt 300 HP Xline starters in NEMA 1 enclosures.  (94-320- 0129)



Principal hereby represents and warrants to Reliance that the obligations originally secured by these filings have been fully satisfied or discharged and the filings should be terminated.

SCHEDULE 2.1
     THE BOND FOR THE JUMBO FERRIES
      The Jumbo Mark II Ferry Bonds include the bid bond and a subsequent payment and performance bond in the penal sum equal to twenty-eight percent (28%) of the total contract price divided by three (3) to be issued in connection with the State of Washingtons proposed contract for construction of three (3) or more Jumbo Class Ferries. The ferries will be built in sequence, and, subject to INDEMNITORS compliance with the terms of this Agreement, RELIANCE shall permit its surety obligation under such bond to be transferred from one Jumbo Ferry to the next as successive Jumbo Ferries are completed in accordance with the PRINCIPALS contract with the State of Washington.

 SCHEDULE 2.2
 RATE SCHEDULE

Bond premiums for the Jumbo Mark II Ferry are as follows:
     [Rate structure to be attached]

  SCHEDULE 4.1(b)
FORM OF LEGAL OPINION

   SCHEDULE 5.6
   REAL ESTATE
   None, excluding leasehold interests.

  SCHEDULE 5.8
  INSURANCE

 SCHEDULE 5.10
   LITIGATION

    SCHEDULE 6.17(e)  INVESTMENTS

    None

  Exhibit I
    SECURITY AGREEMENT

  Exhibit II
    FACILITIES AND EQUIPMENT UTILIZATION AGREEMENT

Waived by Reliance

 Exhibit III
  PREFERRED SHIP MORTGAGE

 Exhibit IV
PLEDGE AGREEMENT

  SECURITY AGREEMENT
   THIS SECURITY AGREEMENT (this Agreement) is dated as of December 22, 1994 and is made by Todd Pacific Shipyards Corporation, a Delaware corporation (Debtor), in favor of and for the benefit of Reliance Surety Company, a Delaware corporation, Reliance Insurance Company, a Pennsylvania corporation, United Pacific Insurance Company, a Pennsylvania corporation, and Reliance National Indemnity Company, a Wisconsin corporation, (collectively, the Secured Party).
 RECITALS
 WHEREAS, concurrently herewith the Debtor is entering into that certain Underwriting and Continuing Indemnity Agreement dated as of even date herewith (as it may hereafter be amended, supplemented, restated or otherwise modified from time to time, being the Underwriting Agreement; capitalized terms defined therein and not otherwise defined herein being used herein as therein defined) with the Secured Party.
 WHEREAS, the Debtor desires to secure all obligations of the Debtor now or hereafter existing under the Underwriting Agreement and the other Underwriting Documents;
 WHEREAS, the Debtor desires to grant security interests in certain of its personal property in favor of the Secured Party; and
 WHEREAS, it is a condition precedent to the effectiveness of the Underwriting Agreement, that the Debtor shall have granted the security interest contemplated by this Agreement.
 NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to induce the Secured Party to issue Bonds in connection with the Underwriting Agreement, the parties hereto agree as follows:

AGREEMENT
 SECTION 1. Grant of Security. The Debtor hereby assigns and pledges to the Secured Party for its benefit, a first priority security interest in all of the Debtors right, title and interest in and to the following, in each case whether now existing or hereafter arising, whether now owned or hereafter acquired and wherever the same may be located (the Collateral) to secure the Secured Obligations (as defined in Section 2):
   (a) All Equipment and all Inventory (as such terms are defined in the Uniform Commercial Code in effect in the
State of Washington (the Code)), including, without
limitation, all right, title and interest of Debtor in and
to all machinery, vehicles, equipment, inventory, fuel,
plant and tools owned by Debtor, and all materials and
supplies in any way related to any Contract, and whether completed or in the process of construction or manufacture;
   (b) All Accounts (as such term is defined in the Code), including, without limitation, all right, title and interest to all monies due or to become due to Debtor arising out of
or in any way relating to any Contract, including, but not limited to progress payments, deferred payments, retained percentages, compensation for other work, and claims and the proceeds thereof, together with any and all sums due or which may become due under or on all contracts not bonded by the Secured Party in which the Debtor has an interest,
subject to an intercreditor agreement with Debtors lender as described in Schedule 1.1P(c) of the Underwriting Agreement;
   (c)   All General Intangibles (as such term is defined in
the Code), including, without limitation, all rights,
actions, causes of action, claims and demands of the Debtor
in, or arising from or out of, (i) any Contract or any extensions, modifications, changes or alterations thereof or additions thereto or (ii) any subcontract in connection with a Contract or against any subcontractor or any Person,
furnishing or agreeing to furnish or supply labor,
materials, supplies, machinery, tools, or other equipment in connection with or on account of a Contract or against any surety or sureties of any such materialman, subcontractor, laborer or other Person;
   (d)   All Chattel Paper and Instruments (as such terms
are defined in the Code) with a face value in excess of
$100,000;
   (e)   All books, records, ledger cards, files,
correspondence, computer programs, tapes, disks and related
data processing software (owned by the Debtor or in which it has an interest) that at any time evidence or contain
information relating to any of the Collateral or are
otherwise necessary or helpful in the collection thereof or
realization thereupon;
   (f)   All plant fixtures, business fixtures and other
fixtures and storage and office facilities, and all
additions and accessions thereto and replacements thereof
and products thereof;
   (g)   All now existing or hereafter acquired trademarks,
trade names, patent applications, patents, copyrights,
rights and interests in copyrights and works protectable by copyright, trade secrets, inventions, designs, franchises, customer lists, and other confidential information relating to the business of the Debtor owned by the Debtor or held by the Debtor pursuant to licenses, to the extent permitted by
such licenses;
   (h)   All proceeds of any and all of the foregoing
Collateral and, to the extent not otherwise included, all payments under insurance (whether or not the Secured Party is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral.
For purposes of this Agreement, the term proceeds includes whatever is receivable or received when Collateral or proceeds are sold, collected, exchanged or otherwise
disposed of, whether such disposition is voluntary or involuntary, and includes, without limitation, all rights to payment, including returned premiums, with respect to any insurance relating thereto; and
   (i)   All of the vessel Emerald Sea, O/N 539677, Home
Port, Seattle, Washington, together with all of the mast, bowsprit, boat anchors, cables, cabins, rigging, tackle, apparel, furniture and all other necessaries now or
hereafter appurtenant and belonging thereto.
 SECTION 2. Security for Obligations. This Agreement secures and the Collateral is security for the prompt payment or performance in full when due (including the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. 362(a)) of all obligations of every nature of the Debtor now or hereafter existing under the Underwriting Agreement, the other Underwriting Documents, whether now existing or hereafter arising, voluntary or involuntary, whether or not jointly owed with others, direct or indirect, absolute or contingent, liquidated or unliquidated, and whether or not from time to time decreased or extinguished and later increased, created or incurred and all or any portion of such obligations that are paid, to the extent all or any part of such payment is avoided or recovered directly or indirectly from the Secured Party as a preference, fraudulent transfer or otherwise, (all such obligations being the Underlying Debt), and all obligations of every nature of the Debtor now or hereafter existing under this Agreement (all such obligations of the Debtor, together with the Underlying Debt, being the Secured Obligations).
 SECTION 3. The Debtor Remains Liable. Anything herein to the contrary notwithstanding, (a) the Debtor shall remain liable under any contracts and agreements included in the Collateral, to the extent set forth therein, to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by the Secured Party of any of the rights hereunder shall not release the Debtor from any of its duties or obligations under the contracts and agreements included in the Collateral and (c) except for the Secured Partys obligations under the BOND(S), the Secured Party shall not have any obligation or liability under any contracts and agreements included in the Collateral by reason of this Agreement, nor shall the Secured Party be obligated to perform any of the obligations or duties of the Debtor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.
 SECTION 4. Representations and Warranties. The Debtor represents and warrants as follows:
   (a) Location of Equipment and Inventory. All of the Equipment and Inventory is located at the places specified in
Schedule I hereto.
   (b) Delivery of Certain Collateral. All Chattel Paper and Instruments (excluding checks) comprising any and all items of Collateral have been delivered to the Secured Party duly endorsed and accompanied by duly executed instruments of transfer or assignment in blank.
   (c) Ownership of Collateral. Except for the security interest created by this Agreement and the Permitted Liens under the Underwriting Agreement, and except for leased equipment, the
Debtor owns the Collateral free and clear of any Lien.    Except
for the forgoing, no effective financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any filing or recording office.
   (d) Perfection. Subject to the Permitted Liens, this Agreement creates a valid, perfected and first priority security interest in the Collateral, to the extent a security interest in such Collateral may be perfected by filing a financing statement under the Uniform Commercial Code as in effect in each of the relevant states or by possession of such Collateral, securing the payment of the Secured Obligations, and all filings and other actions necessary or desirable to perfect and protect such security interest have been duly taken, except with respect to filings and other actions to perfect and protect security interests in motor vehicles.
   (e) Governmental Authorizations. Other than those authorizations and approvals which have been obtained, no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required either (i) for the grant by the Debtor of the security interest granted hereby or for the execution, delivery or performance of this Agreement by the Debtor or (ii) for the perfection of or the exercise by the Secured Party of its rights and remedies hereunder (except as may have been taken by or at the direction of the Debtor).
   (f) Other Information. All information heretofore, herein or hereafter supplied to the Secured Party by or on behalf of the Debtor with respect to the Collateral is accurate and complete in all material respects.
   (g)   Office Locations; Fictitious Names.  The chief place of
business, the chief executive office and the office where    the
Debtor keeps its records regarding the Accounts and all
originals of all Chattel Paper that evidence Accounts is located at the address of the Debtor set forth on the signature page hereto. The Debtor does not do business under any trade-name or fictitious business name.
   (h)   Incorporation of Underwriting Agreement Representations
and    Warranties.  Each representation and warranty of the
Debtor    set forth in Article V of the Underwriting Agreement is
true and correct and such representations and warranties are hereby incorporated herein by this reference with the same effect as though set forth in their entirety herein.
 SECTION 5. Further Assurances. (a) The Debtor agrees that from time to time, at the expense of the Debtor, the Debtor will promptly execute and deliver all further instruments and documents, and take all further action, that may be reasonably necessary or desirable, or that the Secured Party may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Secured Party to exercise and enforce its rights and remedies hereunder with respect to any Collateral.
 (b) The Debtor hereby authorizes the Secured Party to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral without the signature of the Debtor, to the extent permitted under applicable law. A carbon, photographic or other reproduction of this Agreement or a financing statement signed by the Debtor shall be sufficient as a financing statement.
 (c) The Debtor will furnish to the Secured Party from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Secured Party may reasonably request, all in reasonable detail.
 SECTION 6.  Covenants of Debtor.  The Debtor shall:
   (a)   Not use or permit any Collateral to be used unlawfully
or    in violation of any provision of this Agreement, any policy of insurance covering the Collateral or any applicable statute,
regulation or ordinance noncompliance with which    could
reasonably be expected to result in an Event of Default;
   (b) Notify the Secured Party of any change in the Debtors name, identity or corporate structure prior to such change;
   (c) Give the Secured Party 30 days prior written notice of any change in the Debtors chief place of business;
   (d) If the Secured Party gives value to enable the Debtor to acquire rights in or the use of any Collateral, use such value for such purposes; and
   (e) Pay promptly when due all property and other taxes, assessments and governmental charges or levies imposed upon, and all claims (including claims for labor, materials and supplies) against, the Collateral, and except to the extent the validity thereof is being contested in good faith; provided that the
Debtor shall in any event pay such    taxes, assessments,
governmental charges or levies not later than five days prior to the date of any proposed sale under any judgment, writ or warrant of attachment entered or filed against the Debtor as a result of the failure to make such payment.
 SECTION 7. Special Covenants With Respect to Equipment and Inventory. The Debtor shall:
   (a)   Keep the Equipment and Inventory (other than Inventory
sold    in the ordinary course of business) at the places
therefor specified on Schedule I hereto or, at Debtors election, upon 30 days prior written notice to the Secured Party, at such other places selected by Debtor where the Secured Party may perfect, protect, exercise and enforce its rights and remedies hereunder with respect to such Equipment and Inventory (notwithstanding the forgoing, no collateral maybe moved to a jurisdiction outside the United States without the Secured Partys prior written consent);
   (b) Cause the Equipment to be maintained and preserved in thesame condition, repair and working order as when new, ordinary wear and tear excepted, in accordance with the Debtors past practices, and shall forthwith, or in the case of any loss or damage to any of the Equipment as quickly as practicable after
the occurrence thereof, make    or cause to be made all repairs,
replacements, and other improvements in connection therewith that
are necessary or    desirable to such end, in the ordinary course
of business and in accordance with the Debtors past practices. The Debtor shall promptly furnish to the Secured Party a statement respecting any material loss or damage to any ofthe Equipment; and
   (c) Keep correct and accurate records of the Inventory, itemizing and describing the kind, type and quantity of Inventory, and including such other information consistent with the requirements of Section 6.2 of the Underwriting Agreement.
 SECTION 8. Insurance. (a) The Debtor will maintain or cause to be maintained, with financially sound and reputable insurers, insurance with respect to its properties and business and the properties and business of its Subsidiaries against loss or damage of the kinds customarily insured by corporations of established reputation engaged in the same or similar businesses and similarly situated, of such types and in such amounts as are customarily carried under similar circumstances by such other corporations. Such insurance shall include, without limitation, property damage insurance and liability insurance. The Debtor shall, if so requested by the Secured Party, deliver to the Secured Party original or duplicate policies of such insurance and, as often as the Secured Party may reasonably request, a report of a reputable insurance broker with respect to such insurance.
 (b) Reimbursement under any liability insurance maintained by the Debtor pursuant to this Section 8 may be paid directly to the Person who shall have incurred liability covered by such insurance. In the case of any loss involving damage to Equipment and Inventory when subsection (c) of this Section 8 is not applicable, the Debtor may make or cause to be made the necessary repairs to or replacements of such Equipment and Inventory, or Debtor may retain the proceeds of such insurance to be used as the Debtor sees fit, provided, however, that if the insured Loss is to the dry dock which is the Secured Partys Collateral, then Debtor shall have up to one calendar year to repair or replace the dry dock, or to invest the proceeds in such other asset in which Secured Party immediately shall be granted a perfected security interest. Notwithstanding the foregoing, if the insured loss is to the drydock, the proceeds of such insurance shall be paid to and retained by the Secured Party in an interest-bearing account for the benefit of Debtor, to be applied toward the repair or replacement of the drydock or invested in such other asset(s) as may be selected by Debtor and approved by Secured Party and in which the Secured Party shall immediately be given a perfected security interest.
 (c) Upon the occurrence and during the continuance of any Event of Default, all insurance payments in respect of the Equipment and Inventory shall be paid to and applied at the discretion of the Debtor toward the repair or replacement of the lost or damaged Equipment and Inventory, or as provided in
Section 14 below, provided, however, that if the dry dock is damaged, and if such damage exceeds fifty percent (50%) of the fair market value of the dry dock prior to such insured Loss, then the insurance proceeds shall be applied as directed by the Secured Party for repairs, replacement or as provided by Section 14 below.
 SECTION 9.  Special Covenants With Respect to Accounts.
 (a) The Debtor shall keep its chief place of business and chief executive office and the office where it keeps its records concerning the Accounts at the location therefor specified in
Section 4 or, at Debtors election, upon 30 days prior written notice to the Secured Party, at such other locations selected by Debtor where the Secured Party may perfect, protect, exercise and enforce its rights and remedies hereunder with respect to such Accounts. The Debtor will hold and preserve such records and will permit representatives of the Secured Party upon reasonable notice and at any time during normal business hours to inspect and make abstracts from such records and the Debtor agrees to render to the Secured Party, at the Debtors cost and expense, such clerical and other assistance as may be reasonably requested with regard thereto. (Notwithstanding the forgoing, Debtor shall not move such office outside the United States without the Secured Partys prior written consent.)
 (b) Except as otherwise provided in this subsection (b) of this Section 9, the Debtor shall continue to collect, at its own expense, all amounts due or to become due the Debtor under the Accounts. In connection with such collections, the Debtor may take (and, at the Secured Partys direction, shall take) such action as the Debtor or the Secured Party may deem necessary or advisable to enforce collection of the Accounts; provided, however, that Secured Party shall have the right at any time, upon the occurrence and during the continuance of an Event of Default and upon written notice to the Debtor of its intention to do so, to notify the account debtors or obligors under any Accounts of the assignment of such Accounts to the Secured Party and to direct such account debtors or obligors to make payment of all amounts due or to become due to the Debtor thereunder directly to the Secured Party, upon such notification and at the expense of the Debtor, to enforce collection of any such Accounts and to reasonably adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as the Debtor might have done. After receipt by the Debtor of the notice from the Secured Party referred to in the proviso to the preceding sentence, (i) all amounts and proceeds (including checks and other instruments) received by the Debtor in respect of the Accounts shall be received in trust for the benefit of the Secured Party hereunder, shall be segregated from other funds of the Debtor and shall be forthwith paid over or delivered to the Secured Party in the same form as so received (with any necessary endorsement) to be held as cash collateral and applied as provided in Section 14, and (ii) the Debtor shall not adjust, settle or compromise the amount or payment of any Accounts, or release wholly or partly any account debtor or obligor thereof, or allow any credit or discount thereon.
 SECTION 10. Secured Party Appointed Attorney-in-Fact. The Debtor hereby irrevocably appoints the Secured Party the Debtors attorney-in-fact with full authority in the place and stead of the Debtor and in the name of the Debtor, the Secured Party or otherwise, from time to time in the Secured Partys discretion to take any commercially reasonable action and to execute any instrument that the Secured Party may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation upon the occurrence and continuation of an Event of
Default:
   (a) to obtain and adjust insurance required to be maintained by the Debtor or paid to the Secured Party pursuant to
Section 8,
   (b) to ask, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral,
   (c) to receive, endorse, and collect any drafts or other Instruments, Documents and Chattel Paper, in connection with clauses (a) and (b) above,
   (d) to file any claims or take any action or institute any proceedings that the Secured Party may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Secured Party with respect to any of the Collateral,
   (e) to pay or discharge taxes or Liens, levied or placed upon or threatened against the Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by the Secured Party in its sole discretion, and such payments made by the Secured Party to become obligations of the Debtor to the Secured Party, due and payable immediately without demand,
   (f) to sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications and notices in connection with accounts and other documents relating to the Collateral,
   (g) generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Secured Party were the absolute owner thereof for all purposes, and to do, at the Secured Partys option and the Debtors expense, at any time, or from time to time, all acts and things that the Secured Party deems necessary to protect, preserve or realize upon the Collateral and the Secured Partys security interest therein, in order to effect the intent of this Agreement, all as fully and effectively as the Debtor might do.
 SECTION 11. Secured Party May Perform. If the Debtor fails to perform any agreement contained herein, the Secured Party may itself perform, or cause performance of, such agreement, and the reasonable expenses of Secured Party incurred in connection therewith shall be payable by the Debtor under Section 15.
   SECTION 12.  Secured Partys Duties and Liabilities.
   (a)   The powers conferred on the Secured Party hereunder are
solely to protect its interest in the Collateral and shall    not
impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in its possession or over
which the Secured Party asserts control,    and except for the
accounting for moneys actually received by it hereunder, the
Secured Party shall have no duty as to    any Collateral or as to
the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral. The Secured Party shall be required to and shall be deemed to exercise reasonable care in the custody and preservation of such Collateral if such Collateral is accorded treatment substantially
equal to that which the Secured Party accords    its own
property.
   (b)   The Secured Party shall not be liable to the Debtor (i)
for    any loss or damage sustained by it, or (ii) for any loss,
damage, depreciation or other diminution in the value of any of the Collateral, that may occur as a result of, in connection with or that is in any way related to (x) any easonable exercise by the Secured Party of any right or remedy under this Agreement or
(y) any other reasonable act    of or failure to act by the
Secured Party, except to the extent that the same shall be determined by a judgment of a court of competent jurisdiction to
be the result of acts or    omissions on the part of the Secured
Party constituting gross negligence or willful misconduct.
   (c) NO CLAIM MAY BE MADE BY THE DEBTOR AGAINST THE SECURED PARTY OR ANY OF ITS AFFILIATES, DIRECTORS, OFFICERS, EMPLOYEES, OR ATTORNEYS FOR ANY SPECIAL, INDIRECT, OR CONSEQUENTIAL DAMAGES
IN RESPECT OF ANY BREACH OR WRONGFUL    CONDUCT (WHETHER THE
CLAIM THEREFOR IS BASED ON CONTRACT, TORT OR DUTY IMPOSED BY LAW) IN CONNECTION WITH, ARISING OUT OF OR IN ANY WAY RELATED TO THE TRANSACTIONS CONTEMPLATED AND RELATIONSHIP ESTABLISHED BY THIS AGREEMENT, OR ANY ACT, OMISSION OR EVENT OCCURRING IN CONNECTION THEREWITH; AND THE Debtor HEREBY EXPRESSLY WAIVES, RELEASES AND AGREES NOT TO SUE UPON ANY SUCH CLAIM FOR ANY SUCH DAMAGES, WHETHER OR NOT ACCRUED AND WHETHER OR NOT KNOWN OR SUSPECTED TO EXIST IN ITS FAVOR, EXCEPT TO THEEXTENT SUCH CLAIM IS BASED UPON BAD FAITH OR WILLFUL MISCONDUCT.
 SECTION 13. Remedies. If any Event of Default shall have occurred and be continuing, the Secured Party may exercise in respect of the Collateral, (a) all the rights and remedies of a secured party upon default under the Code (whether or not the Code applies to the affected Collateral), (b) all of the rights and remedies provided for in this Agreement, the Underwriting Agreement and any other agreement between the Debtor and the Secured Party and (c) such other rights and the remedies as may be provided by law or otherwise (such rights and remedies of the Secured Party to be cumulative and non-exclusive). If an Event of Default shall have occurred and be continuing, the Secured Party also may (i) require the Debtor to, and the Debtor hereby agrees that it will at its expense and upon request of the Secured Party forthwith, assemble all or part of Collateral as directed by Secured Party and make it available to the Secured Party at Debtors place of business, (ii) enter onto the property where any Collateral is located and take possession thereof with or without judicial process, (iii) store, process, repair or recondition the Collateral or otherwise prepare the Collateral for use in any reasonable manner to the extent the Secured Party reasonably deems appropriate, (iv) take possession of the Debtors premises or place custodians in exclusive control thereof, remain on such premises and use the same and any equipment of the Debtor for the purpose of completing any work in process, taking any actions described in the preceding clause (iii) and collecting any Account, and (v) without notice except as specified below, sell the Collateral or any part thereof in a commercially reasonable manner. The Debtor agrees that, at least ten business days notice to the Debtor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Secured Party shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.
 The Secured Party may retain any directors, officers and employees of the Debtor, in each case upon such terms as the Secured Party and any such person may agree, notwithstanding the provisions of any employment, confidentiality or non-disclosure agreement between any such person and the Debtor, and the Debtor hereby waives its rights under any such agreement and consent to each such retention, but only the extent reasonably necessary to protect the Secured Partys interest in the Collateral.
 SECTION 14. Application of Proceeds. Except as expressly provided elsewhere in this Agreement, all proceeds received by the Secured Party in respect of any sale of, collection from or other realization upon all or any part of the Collateral may, in the discretion of the Secured Party, be held by the Secured Party as Collateral for, and/or then, or at any other time thereafter applied, in full or in part by the Secured Party against the Secured Obligations in the following order of priority:
 FIRST:  To the payment of all reasonable costs and expenses of such sale, collection or other realization and all other expenses, liabilities and advances made or incurred by the Secured Party in connection therewith and all amounts for which the Secured Party is entitled to indemnification
hereunder and all advances made by the Secured Party
hereunder for the account of the Debtor and for the payment
of all costs and expenses paid or incurred by the Secured
Party in connection with the exercise of any right or remedy hereunder, all in accordance with Section 16;
 SECOND:  To the payment in full of the Secured Obligations
owing to the Secured Party; and
 THIRD:  After payment in full of the amounts specified in
the preceding paragraphs, to the payment to or upon the
order of the Debtor, or whomsoever may be lawfully entitled
to receive the same or as a court of competent jurisdiction
may direct, of any surplus then remaining from such
proceeds.
 All application of proceeds to the Secured Obligations
shall be applied to the payment of interest before
application of payment to principal.
 SECTION 15.  Indemnity and Expenses.
 (a) The Debtor agrees to indemnify the Secured Party from and against any and all claims, losses and liabilities growing out of or resulting from this Agreement (including, without limitation, enforcement of this Agreement), except claims, losses or liabilities resulting from the Secured Partys bad faith, gross negligence or willful misconduct.
 (b) The Debtor will upon demand pay to the Secured Party the amount of any and all reasonable expenses, including the reasonable fees and disbursements of its counsel and of any experts and agents, that the Secured Party may incur in connection with (i) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any of the Collateral, (ii) the exercise or enforcement of any of the rights of the Secured Party hereunder or (iii) the failure by the Debtor to perform or observe any of the provisions hereof.
 SECTION 16.  Other Waivers by the Debtor, Etc.
 The Debtor waives any right to require the Secured Party to make or give any presentments, demands for performance, notices of nonperformance, protests, notices of protests or notices of dishonor in connection with any obligation or evidences of indebtedness held by the Secured Party as collateral, or in connection with any obligations or evidences of indebtedness that constitute in whole or in part the Underlying Debt, or in connection with the creation of new or additional indebtedness.
 The Debtor waives any defense arising by reason of, and agrees that the rights of the Secured Party and the obligations of the Debtor shall be absolute and unconditional irrespective of, (a) any disability or other defense of any other Person; (b) the unenforceability or cessation from any cause whatsoever, other than the indefeasible payment in full, of the Underlying Debt;
(c) the application by the Debtor of the proceeds of any Underlying Debt for purposes other than the purposes represented by the Debtor to the Secured Party or intended or understood by the Secured Party; (d) any modification of the Underlying Debt, in any form whatsoever, including without limitation the renewal, extension, acceleration or other changes in time for payment of the Underlying Debt, or other change in the terms of the Underlying Debt or any part thereof, including any increase or decrease of the rate of interest thereon; (e) any right to deferral or modification of the Debtors obligations hereunder by reason of any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding; and (f) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any other Person in respect of the Underlying Debt.
 The Debtor waives any right to enforce any remedy that the Secured Party now has or may hereafter have against any other Person, and waives any benefit of, or any right to participate in, any security whatsoever now or hereafter held by the Secured Party, except to the extent that any recovery must be assigned to Debtor or applied as a credit to the Underlying Debt.
 SECTION l7. Waiver of Jury Trial. THE DEBTOR AND THE SECURED PARTY HEREBY AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including, without limitation, contract claims, tort claims, breach of duty claims, and all other common law and statutory claims. The Debtor and the Secured Party each acknowledge that this waiver is a material inducement for the Debtor and the Secured Party to enter into a business relationship that the Debtor and the Secured Party have already relied on the waiver in entering into this Agreement and that each will continue to rely on the waiver in their related future dealings. The Debtor and the Secured Party further warrant and represent that each has reviewed this waiver with its legal counsel, and that each knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.
 SECTION 18. Continuing Security Interest. This Agreement shall create a continuing security interest in the Collateral and shall
(a) remain in full force and effect until the indefeasible payment in full of the Secured Obligations and termination of the Secured Partys obligations to provide or procure Bonds,
(b) be binding upon the Debtor, its successors and assigns and
(c) inure, together with the rights and remedies of the Secured Party hereunder, to the benefit of the Secured Party and its successors, transferees and assigns. Upon the termination of the Underwriting Agreement, the security interest granted hereby shall terminate and all rights to the Collateral shall revert to the Debtor. Upon any such termination, the Secured Party will, at the Debtors expense, promptly execute and deliver to the Debtor such documents as the Debtor shall reasonably request to evidence such termination.
 SECTION 19. Amendments; Etc. No amendment or waiver of any provision of this Agreement nor consent to any departure by the Debtor here from, shall in any event be effective unless the same shall be in writing and signed by the Secured Party and the Debtor, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.
 SECTION 20. Addresses for Notices. All notices and other communications provided for hereunder shall be made in accordance with Section 8.9 of the Underwriting Agreement.
 SECTION 21. Consent to Jurisdiction and Service of Process. The Debtor and the Secured Party hereby submit to the nonexclusive jurisdiction of the state courts of the State of Washington and the federal courts located in the State of Washington for all matters arising under this Agreement and related documents.
 SECTION 22. GOVERNING LAW; TERMS. THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF WASHINGTON WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES. Unless otherwise defined herein or in the Underwriting Agreement, terms used in Article 9 of the Code as in effect in the State of Washington are used herein as therein defined.
 SECTION 23. Headings. Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement or be given any substantive effect.
 SECTION 24. Severability. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation and in any other jurisdiction, shall not in any way be affected or impaired thereby.
 SECTION 25. No Other Writing. This writing is intended by the Debtor and the Secured Party as the final expression of this Agreement and is also intended as a complete and exclusive statement of the terms of their agreement with respect to the matters covered hereby. No course of dealing, course of performance or trade usage, and no parol evidence of any nature, shall be used to supplement or modify and terms of this Agreement. There are no conditions to the full effectiveness of this Agreement.
 SECTION 26. Counterparts. This Agreement may be executed in one or more counterparts, each of which when so executed shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.
 IN WITNESS WHEREOF, the Debtor and the Secured Party have caused this
Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first above written.
   TODD PACIFIC SHIPYARDS CORPORATION a    Delaware corporation

By:  Michael G. Marsh  Its: Secretary and General Counsel
  Address:
  Todd Shipyards Corporation  P.O. Box 3806 (Zip 98124)  1891 -
16th Ave. S.W.  Seattle, WA 98134  Attention: Mr. Stephen G.
Welch


  RELIANCE SURETY COMPANY

By:  Frank Carlstrom  Its: Senior Vice President

 RELIANCE INSURANCE COMPANY UNITED PACIFIC INSURANCE COMPANY
RELIANCE NATIONAL INDEMNITY  COMPANY
    By:   __________________________    Its:
__________________________
 Address:
 Reliance Insurance Company 2505 South 320 Street Federal Way, WA
98003 Attention: Surety Department

SCHEDULE I
TO SECURITY AGREEMENT


Location of Equipment and Inventory:
   Except for tools, equipment and supplies located at various job sites in and around the Puget Sound area, all Equipment and Inventory is located at 1801 16th Ave. SW, Seattle, Washington.

    PLEDGE AGREEMENT

THIS PLEDGE AGREEMENT (the Agreement) is made as of this 22nd day of December, 1994, by TODD SHIPYARDS CORPORATION, a Delaware corporation (Indemnitor), in favor of RELIANCE SURETY COMPANY, a corporation (Reliance) as agent for itself and Reliance Insurance Company, United Pacific Insurance Company, Reliance National Indemnity Company, and their affiliates, subsidiaries, divisions, co-sureties, reinsurers or other companies directly or indirectly writing bonds for Indemnitor or Todd Pacific Shipyards Corporation pursuant to the Indemnity Agreement defined below.
  RECITALS
A.Indemnitor, together with Todd Pacific Shipyards Corporation
(Todd) and TSI Management, Inc. have entered into an Underwriting and Continuing Indemnity Agreement with Reliance dated as of the date hereof (the Indemnity Agreement). Pursuant to the Indemnity Agreement, Reliance has agreed that upon satisfaction of certain conditions Reliance may issue bonds in favor of Todd in connection with, among other things, construction of the Jumbo Class Ferries for the State of Washington.
B.One of the conditions to Reliance issuing any bonds in favor of Todd is the grant by Indemnitor of a pledge of its holdings in certain Revenue Bonds issued by the City of Galveston, Texas. C.The purpose of this Agreement is to grant such a Pledge of bonds for the purpose of securing performance of the Obligations under the Indemnity Agreement.
NOW, THEREFORE, in consideration of the foregoing, the parties hereto agree as follows:

    (1)  Defined Terms.
(a)Capitalized terms not otherwise defined herein shall have the same meaning as used in the Indemnity Agreement.
(b)Collateral means all of the Pledged Bonds and proceeds described in Section 2 hereof.
(c)Pledged Bonds means one hundred percent (100%) of the Indemnitors holdings in the City of Galveston, Texas Wharves and Terminal Subordinate Lien Revenue Bonds, more fully identified in Schedule A attached hereto and incorporated herein.
(d)Obligations means all obligations of Todd, Indemnitor, or TSI Management, Inc. to Reliance arising under or related to the Indemnity Agreement.
    2. PLEDGE. As security for the full, complete and punctual performance of the Obligations, Indemnitor hereby pledges, grants and assigns to Reliance a possessory lien and security interest in and to all of the following, together with all funds, securities, investments, proceeds, interest and income thereof existing from time to time:
The Pledged Bonds; and
(a)All principal and interest payments and all noncash proceeds of the foregoing property and all right, title, interest, privileges and pertaining or incident thereto; provided, however, that in the absence of an Event of Default, Indemnitor shall be entitled to receive all principal and interest income from such Pledged Bonds and Reliance shall cooperate in releasing the originals of such interest coupons or the originals of any bonds as they mature.

    3.REPRESENTATIONS AND WARRANTIES. Indemnitor hereby represents and warrants the following:
(a) The number and amount of each of the Pledged Bonds is accurately stated in Schedule A hereto.
(b) Indemnitor owns the Pledged Bonds free and clear of all Liens other than the lien created under this Agreement. Indemnitor has, and has duly exercised, all requisite power and authority to enter into this Agreement and to pledge, assign and deliver the Pledged Bonds in the manner set forth herein.
(c) To the best of Indemnitors knowledge, the Pledged Bonds are fully paid and are nonassessable and in good order for transfer. One or more assignments separate from certificate covering each of the Pledged Bonds has been duly executed in blank by Indemnitor.
(d) To the best of Indemnitors knowledge, no authorization, consent, approval, license, exemption, filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or securities exchange or any other person is necessary or advisable in order to pledge, assign and deliver the Pledged Bonds.
(e) Indemnitor is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Indemnitor has the corporate power and authority, and to the best of its knowledge has all material governmental licenses, authorizations, consents and approvals necessary to own its assets and to transact the business in which it is now engaged or proposed to be engaged, except to the extent the failure thereof would not be materially adverse to such Indemnitor.
   (f) The execution, delivery, and performance by the Indemnitor of this Agreement has been duly authorized by all necessary corporate and stockholder action and will not
(1) contravene such corporations charter or bylaws; (2) violate any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination, or award presently in effect having applicability to such corporation; (3) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease, or instrument to which such corporation is a party or by which it or its properties may be bound or affected (except where the appropriate consents have been obtained); (4) result in, or require, the creation or imposition of any Lien (except Liens in favor of Reliance), upon or with respect to any of the properties now owned or hereafter acquired by such corporation; or (5) cause such corporation to be in default under any such law, rule regulation, order, writ, judgment, injunction, decree, determination, or award or any such indenture, agreement, lease, or instrument (except where the appropriate consents have been obtained).
(g) This Agreement is, and each of the other underwriting documents when delivered under this Agreement will be, legal, valid, and binding obligations of the Indemnitor, enforceable in accordance with its terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency, and other similar laws affecting creditors rights generally.

    4. COVENANTS. During the term of this Agreement, Indemnitor covenants and warrants that:

Indemnitor will not sell, assign, transfer, encumber, hypothecate or otherwise dispose of the Pledged Bonds, or any interest therein nor contract to do the same, without the written consent of Reliance.
   (a) Indemnitor will not take any action with respect to the Collateral which is inconsistent with the provisions or the purpose of this Agreement or the Indemnity Agreement or which would adversely affect the rights of Reliance hereunder.

    5. EVENTS OF DEFAULT. The occurrence of any event that constitutes an Event of Default as defined in the Indemnity
Agreement shall constitute an Event of Default under this Agreement.

    6. REMEDIES UPON DEFAULT. Upon the occurrence of an Event of Default, Reliance shall have all of the rights and remedies as set forth in the Indemnity Agreement.

    7. FURTHER ASSURANCE; RELIANCE AS ATTORNEY-IN-FACT. Indemnitor agrees to sign, execute, file and/or deliver to Reliance all documents, reports, papers, pleadings and/or instruments required to obtain, and/or perfect any of Reliances rights under this Agreement. Indemnitor irrevocably nominates and appoints Reliance or any other person(s) designated by Reliance as the true and lawful attorney-in-fact of Indemnitor, with full right and authority, but only upon the occurrence and during the continuance of an event of default, to execute on behalf of, and sign the name of Indemnitor to any voucher, release, satisfaction, check, application for payment, bill of sale or any other paper or contract necessary or desirable to carry into effect the purposes of this Agreement, the Indemnity Agreement or any other underwriting document, with full right and authority, to satisfy the performance of the contract(s). Indemnitor recognizes that the appointment of such attorney-in-fact constitutes a power coupled with an interest.

    8. APPLICATION OF PROCEEDS OF SALE AND COLLECTION. All Collateral may be sold by Reliance in payment of any Loss. Reliance may sell or realize upon such collateral security, in a commercially reasonable public or private sale, with reasonable notice to Indemnitor, and with the right to be purchaser itself at any such public sale, and shall be accountable to Indemnitor only for such surplus or remainder of such collateral security or the proceeds thereof as may be in reliances possession after it has been fully indemnified as provided in this Agreement. Lender shall not be liable for, and Indemnitor agree to make no claim against Lender for, decrease in value or loss or destruction of or damage to such security, provided that Lender complies with the terms hereof. The net cash proceeds resulting from the collection, liquidation, sale, transfer or other disposition of the Collateral shall be applied first, to the costs and expenses (including reasonable attorneys fees) of retaking, holding, processing and preparing for sale, selling, collecting, liquidating and the like of the Collateral, and then to the satisfaction of the Obligations, with application to principal, interest, charges and expenses to be in such order and manner as provided in the Indemnity Agreement. Indemnitor shall remain liable for any deficiency remaining under the Indemnity Agreement after such sale, lease, transfer or other disposition of the Collateral.

    9. POSSESSION OF COLLATERAL. Upon execution of this Agreement (or upon issuance of any substitute or replacement bonds), Indemnitor shall deliver to Reliance original certificates evidencing all the Pledged Bonds, together with assignments separate from certificate endorsed in blank for each such Pledged Bond. Reliance shall retain possession of the certificates and assignments until all Obligations secured hereby have been fully paid or performed, provided that Reliance shall surrender and deliver the coupons and originals of any Pledged Bond that reaches maturity as provided in Section 2 above. As long as there is no default in any of the Obligations, Indemnitor shall have the right to receive directly any interest payment paid on the Pledged Bonds. Upon full performance and discharge of all the Obligations, Agent shall return to Indemnitor or its assigns all the Pledged Bonds, together with the cash and noncash proceeds thereof and all assignments separate from certificate.

    10. NO WAIVER. No delay or failure on the part of Reliance inexercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or future exercise thereof or the exercise of any other right, power or privilege hereunder. The rights and remedies of Reliance hereunder are not exclusive of any rights or remedies which Reliance, would otherwise have, Reliance may, upon default hereunder, proceed in the enforcement hereof independently of any other remedy or collateral it may at any time hold in connection with the Obligations, and it shall not be necessary to proceed upon or against, and/or exhaust any other collateral or remedy before proceeding to enforce this Agreement.

    11. NO DUTY TO PRESERVE RIGHTS. Reliance shall not be under any duty or obligation whatsoever to make or give any presentments, demands for performance, notices of nonperformance, protests, notices of protest or notices of dishonor in connection with the Collateral. Beyond the exercise of reasonable care to assure the safe custody of the Pledged Bonds while held hereunder, Agent shall have no duty or liability to preserve rights pertaining thereto, including, without limitation, any duty to preserve rights against any parties with respect to any of the Pledged Bonds or to take any action with respect to the Pledged Bonds including for calls, conversions and exchanges.

    12. COST AND EXPENSES IN ENFORCEMENT. All advances, charges, costs and expenses, including reasonable attorneys fees, incurred or paid by Reliance in exercising any right, power or remedy conferred by this Agreement, or in the enforcement hereof, shall become a part of the Obligations and shall be secured by this Agreement. In the event of a default of the Obligations, Indemnitor agrees to pay a reasonable attorneys fee and all other costs and expenses which may be incurred by Reliance in the enforcement of this Agreement.

    13. NOTICES. All notices, requests, demands, directions, and other communications provided for hereunder shall be in writing and shall be transmitted by the means specified in the Indemnity Agreement and if given to Indemnitor, shall be sent to and delivered at the address set forth under its signature hereto or to such other address as the Indemnitor may specify in a notice given Reliance in the manner prescribed in the Indemnity Agreement.

    14. FURTHER ASSURANCES. Indemnitor agrees to do such further acts and things, and to execute and deliver such additional conveyances, assignments, agreements, documents and instruments as Reliance, may at any time request in connection with the administration or enforcement of this Agreement or related to the Collateral or any part thereof or in order to better assure and confirm unto Reliance its rights, powers and remedies hereunder. Indemnitor hereby consents and agrees that the issuers of or obligors in respect to the Collateral or any registrar or transfer agent or trustee for any of the Collateral shall be entitled to accept the provisions of this Agreement as conclusive evidence of the right of Reliance, to effect any transfer or exercise any right hereunder, notwithstanding any other notice or direction to the contrary heretofore or hereafter given by Todd, Indemnitor or any other person to any of such issuers or obligors or to any such registrar or transfer agent or trustee.

    15. BINDING AGREEMENT. This Agreement and the terms, covenants and conditions hereof, shall be binding upon and inure to the benefit of Indemnitor and Reliance, and their respective successors and assigns, except that Indemnitor shall not be permitted to transfer, convey or assign this Agreement or any interest herein or in the Collateral, or any part thereof.

    16. AMENDMENTS. Neither this Agreement nor any provision hereof may be amended, modified, waived, discharged or terminated orally nor may any of the Collateral be released except by an instrument in writing duly signed by Reliance.

    17. SEVERABILITY. In case any lien, security interest or other right Reliance shall be held to be invalid, illegal or unenforceable, such invalidity, illegality and/or unenforceability shall not affect any other lien, security interest or other right of Reliance granted hereunder.

    18. MISCELLANEOUS. All words used herein in the plural shall be deemed to have been used in the singular where the context and construction so require. The section headings used herein are for convenience of reference only and shall not define or limit the provisions of this Agreement.

    19. GOVERNING LAW AND VENUE. This Agreement shall be construed and enforced in accordance with the internal laws of the State of Washington. Subject to the limitations imposed by the Indemnity Agreement, by reason of location of Collateral or otherwise, Reliance shall reasonably determine that the creation, validity or perfection of the security interest provided for herein may be governed by the laws of a jurisdiction other than Washington, Indemnitor shall take such steps and execute and deliver such documents as Reliance may from time to time request to comply with the Uniform Commercial Code or equivalent, and other applicable laws, of such other jurisdiction. Indemnitor and Reliance hereby irrevocably submits to the jurisdiction of any state or federal court sitting in Seattle, Washington, in any action or proceeding brought to enforce or otherwise arising out of or relating to this Agreement. Indemnitor and Reliance agree that such action may be commenced and prosecuted in such courts and that neither shall claim it is an inconvenient place for trial.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first above written.

TODD SHIPYARDS CORPORATION


By:  S.G. Welch
Its: Vice President

RELIANCE SURETY COMPANY

By:  Frank Carlstrom
Its: Senior Vice President

RELIANCE INSURANCE COMPANY
UNITED PACIFIC INSURANCE COMPANY
RELIANCE NATIONAL INDEMNITY COMPANY

By:  Frank Carlstrom
Its: Vice President

SCHEDULE A
(To Pledge Agreement)

PLEDGED BONDS



Description:   State of Texas, County of Galveston Wharves and
Terminal Subordinate Lien Revenue Bonds

Series:   Series 1993B

Issuance Date: December 16, 1993

Interest Rate: 8.00%

Registered Owner:   Todd Shipyards Corporation


Registered  Number Principal    Amount Maturity Date
001 $   216,000   01/01/95
002 $   216,000   01/01/96
003 $   216,000   01/01/97
004 $   216,000   01/01/98
005 $   216,000   01/01/99
006 $   216,000   01/01/00
007 $   216,000   01/01/01
008 $   216,000   01/01/02
009 $   216,000   01/01/03
010 $ 3,456,000   01/01/04

INTERCOMPANY CREDIT AGREEMENT


THIS INTERCOMPANY CREDIT AGREEMENT (the Agreement) is dated December 22, 1994, between TODD SHIPYARDS CORPORATION, a Delaware corporation (Todd Ship) and TODD PACIFIC SHIPYARDS CORPORATION, a Delaware corporation (Todd Pacific).
 RECITALS
A.Todd Ship and Todd Pacific are affiliated corporations and, as such, there is from time to time intercompany debt between the two corporations.
B.Prior to the date of this Agreement, intercompany debt between Todd Ship and Todd Pacific was payable in full on demand without the requirement of prior notice.
C.In connection with Todd Pacifics proposed ferry construction bid to be submitted to the State of Washington, Todd Pacific intends to secure necessary contract bonding from Reliance Surety Company, a Pennsylvania corporation (Reliance).
D.As one of the conditions to issuing any bonds in favor of Todd Pacific, Reliance has requested that Todd Pacific and Todd Ship agree to enter into this Agreement to restrict their respective abilities to make immediate demand for payment of intercompany debt.
E.Todd Pacific and Todd Ship have confirmed that as of October 30, 1994, the intercompany debt between the companies totaled approximately $2,189,000 payable by Todd Pacific to Todd Ship. THEREFORE, the parties agree as follows:
1. Effective as of the date of this Agreement, and except as provided in Section 2 below, all intercompany debt now or hereinafter owing from Todd Pacific to Todd Ship, or from Todd Ship to Todd Pacific, shall be due and payable only after thirteen (13) months prior written notice of the demand for payment has been given.
2. Notwithstanding the foregoing, nothing in this Agreement is intended to restrict the ability of Todd Ship and Todd Pacific from offsetting mutual obligations owed by one against the other or voluntarily prepaying intercompany debt before it is due and payable.
3. The parties mutually agree that this Agreement shall not be modified without the prior written consent of Reliance, which consent will not be unreasonably withheld. This Agreement shall no longer be effective after all obligations under that certain Underwriting and Confirming Indemnity Agreement has been fully discharged.
IN WITNESS WHEREOF, this Agreement is dated as of the date first above written.
TODD SHIPYARDS CORPORATION


By:  S.G. Welch  Its: Vice President

TODD PACIFIC SHIPYARDS CORPORATION


By:  Michael G. Marsh  Its: Secretary and General Counsel

APPROVED:

RELIANCE SURETY COMPANY



by:  Frank Carlstrom
Its: Senior Vice President

KIM MARINE DOCUMENTATION, INC.
720 OLIVE WAY, SUITE 1515
SEATTLE, WASHINGTON 98101
(206) 682-7013

PREFERRED MORTGAGE OF VESSEL



MORTGAGOR:  TODD PACIFIC SHIPYARDS CORPORATION
            1801 16th Avenue S.W.
            P.O. Box 3806
            Seattle, Washington 98134

MORTGAGEE:  RELIANCE INSURANCE COMPANY, RELIANCE SURETY
            COMPANY, UNITED PACIFIC INSURANCE COMPANY and
            RELIANCE NATIONAL INDEMNITY COMPANY
            4 Penn Center Plaza
            Philadelphia, Pennsylvania 19103

VESSEL:     EMERALD SEA, O/N. 539677

    TO ALL TO WHOM THESE PRESENTS SHALL COME, GREETINGS:

Know ye, That TODD PACIFIC SHIPYARDS CORPORATION, 100% (and all heirs, executors, administrators, successors and assigns, hereinafter referred to as MORTGAGOR), and sole owner of the vessel called the EMERALD SEA, O/N 539677, of Seattle, Washington (hereinafter referred to as VESSEL), being justly indebted to RELIANCE INSURANCE COMPANY, RELIANCE SURETY COMPANY, UNITED PACIFIC INSURANCE COMPANY and RELIANCE NATIONAL INDEMNITY COMPANY, (collectively the MORTGAGEE), each Mortgagee holding an undivided interest as Joint Tenants, 100% (and all heirs, executors, administrators, successors and assigns, hereinafter referred to as MORTGAGEE), in the sum of TEN MILLION FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($10,500,000.00), to secure the performance and payment of those obligations which have been incurred and will hereafter be incurred (monetary or otherwise) by the Mortgagor to the Mortgagee (the Obligations) under or in connection with that certain Reliance Insurance Companies Underwriting and Continuing Indemnity Agreement (the Agreement) dated December 22, 1994, among the Mortgagor, various affiliates of the Mortgagor and the Mortgagee, has, for the purposes of securing the performance and payment of the Obligations, and the interest thereon, granted, bargained, sold and mortgaged and by these presents does grant, bargain, sell and mortgage unto the Mortgagee, the whole of the Vessel, together with all of the mast, bowsprit, boat, anchors, cables, chains, rigging, tackle, apparel, furniture and all other necessaries thereunto appertaining and belonging.

To have and to hold the Vessel and all the other before-mentioned appurtenances unto the Mortgagee, to the sole and only proper use, benefit and behoof of the Mortgagee, forever:

Provided always, and the conditions of these presents is such, that if the Mortgagor shall perform and pay or cause to be paid to the Mortgagee, the Obligations, with the interest thereon, at the time or times and in a manner following, to wit in accordance with the terms and conditions of the Agreement, then these presents shall be void and of no effect, subject, however, to the provisions hereinafter contained; and the Mortgagor hereby agrees to perform and pay the Obligations, and interest thereon, and to fulfill and perform each and every one of the covenants and conditions therein contained.

But if default be made in such payments, or in any one of such payments or in performance of the Obligations, or if default be made in the prompt and faithful performance of any of the covenants herein contained, or if Mortgagor shall sell or attempt to sell the Vessel, or any part thereof, or if the same shall be levied upon or taken by virtue of any attachment or execution against the Mortgagor, or if the Mortgagor shall suffer and permit the Vessel to be run into debt beyond an amount necessary to maintain the Vessel in a seaworthy conditions, or if the Mortgagor shall negligently or willfully permit the Vessel to waste, or be damaged or destroyed, subject to the notice and cure provisions in the Agreement, Mortgagee is hereby authorized to take possession of said goods, chattels and personal property at any time, wherever found, either before or after the expiration of such the time aforesaid, and to sell and convey the same, or so much thereof as may be necessary to satisfy the Obligations, interest and reasonable expenses, after first giving notice of a legal number of days, to be given by publication in some newspaper published in the city where Mortgagor resides or conducts business, or the home port of the Vessel, and to retain the same out of the proceeds of such sale; the surplus (if any) to belong to and to be returned to the Mortgagor.

An it is agreed that on such sale, the Mortgagee may become the purchaser.

And the Mortgagor does further covenant and agree, to and with the Mortgagee, that Mortgagor will immediately procure the Vessel to be insured against loss or damage by fire, and against all marine risks and disasters, in some good and responsible insurance company or companies, to be selected and approved by the Mortgagee, for an amount at least equal to the amount which shall from time to time remain unpaid upon the Obligations and interest thereon, and that Mortgagor will keep such policy or policies renewed from time to time, and keep the same valid at all times for the amount aforesaid, and that Mortgagor will do, suffer or permit to be done, no act whereby said insurance would be liable to be vitiated or forfeited, and that Mortgagor will immediately cause Mortgagee to be named as loss payee of said insurance, and that the Mortgagor will also promptly deliver to the Mortgagee the renewal certificates of said policies as collateral security for the payment of the Obligations. And if the Mortgagor shall fail to immediately procure such a policy and loss payee endorsement as aforesaid, or shall at any time fail to immediately renewal the same and deliver the renewal certificates as aforesaid, the Mortgagee is hereby authorized to procure the Vessel to be insured as aforesaid, and to keep the policy or policies renewed, and that amount which Mortgagee has to pay therefor shall be considered, and is hereby declared to be, an additional Obligation indebtedness hereby intended to be secured, and shall be repaid to the Mortgagee on demand, and shall bear interest at the same rate reflected in the Agreement, from the time of such payment, until repaid.

And it is hereby provided, that it shall be lawful for Mortgagor to retain possession of the Vessel and at Mortgagors own expense to use and enjoy the Vessel until the Obligations shall become due, unless the Mortgagee should at any earlier date declare this Mortgage forfeited for nonperformance of the Obligations or of any of the covenants contained herein, or by virtue of any authority hereby conferred on Mortgagee.

In pursuance of the provisions of 46 U.S.C. 31324, the Mortgagor will place and use diligence to retain one copy of this Mortgage on board the Vessel. The Mortgagor will cause such copy and the document of the Vessel to be exhibited by the Master to any person having business with the Vessel, which may give rise to a maritime lien upon the Vessel or to the sale, conveyance or mortgage thereof.

In testimony whereof, the Mortgagor has executed this instrument on December 22, 1994.

TODD PACIFIC SHIPYARDS CORPORATION

By:  /s/ Michael G. Marsh
Printed Name:  Michael G. Marsh
Title:  Secretary and General Counsel

STATE OF WASHINGTON )
                    )
COUNTY OF KING      )

    I certify that I know or have satisfactory evidence that Michael G. Marsh is the person who appeared before me, and said person acknowledge that he signed this instrument, on oath stated that he was authorized to execute this instrument and acknowledged it as the Secretary and General Counsel of TODD PACIFIC SHIPYARDS CORPORATION, to be the free and voluntary act and deed of such party for the uses and purposes mentioned in this instrument.


    DATED:  December 22, 1994.


/s/ Maja D. Larson
     NOTARY PUBLIC in and for
        The State of Washington
     Printed Name:  Maja D. Larson
Residing at:  Seattle, WA
Commission Expires:  10/9/96

                    PRIOR AND SUBSEQUENT LIENS AFFIDAVIT

STATE OF WASHINGTON )
                 )
COUNTY OF KING            )

    I/we, the undersigned, in pursuance of the provisions of 46 U.S.C. 31323, do hereby certify that at the time of executing a certain Preferred Mortgage of Vessel on the EMERALD SEA,
O/N 539677 in favor of RELIANCE INSURANCE COMPANY, RELIANCE SURETY COMPANY, UNITED PACIFIC INSURANCE COMPANY and RELIANCE NATIONAL INDEMNITY COMPANY that there are no prior maritime liens, mortgages or other obligations of liability upon the Vessel known to the undersigned mortgagor.

    It is further certified that without the consent of the Mortgagee under this Mortgage, there will not be incurred after the execution of this Mortgage, and before the Mortgagee has had a reasonable time in which to record the same, any contractual obligation creating a lien upon the Vessel other than liens for wages for stevedores employed by the owner-master, or agent of the Vessel, wages of the crew of the Vessel, general average salvage, including contract salvage, in respect to the Vessel.

    DATED:  December 22, 1994.

TODD PACIFIC SHIPYARDS CORPORATION

By:  /s/ Michael G. Marsh
Printed Name:  Michael G. Marsh
Title:  Secretary and General Counsel

    SUBSCRIBED AND SWORN (OR AFFIRMED) to before me on December
22, 1994, by Michael G. Marsh, at Seattle, Washington.

/s/ Maja D. Larson
     NOTARY PUBLIC in and for
        The State of Washington
     Printed Name:  Maja D. Larson
Residing at:  Seattle, WA
Commission Expires:  10/9/96

This UCC-1 FINANCING STATEMENT is a present filing pursuant to the WASHINGTON UNIFORM COMMERCIAL CODE, chapter 62A.9RCW, to perfect a security interest in the below names collateral.

PLEASE TYPE FORM                           Filing fee $12.00

1.  DEBTOR(S) ( see instruction #2)
    PERSONAL (last, firs, middle name and address)
 X  BUSINESS (legal business name and address)

Debtor 1
SSN:
FEIN:
Debtor 2
SSN:
FEIN:

TODD PACIFIC SHIPYARDS CORPORATION
1801 16TH AVENUE SW
P.O. BOX 3806
SEATTLE, WA  98124

TRADE NAME, DBA, AKA:

2.  FOR OFFICE USE ONLY - DO NOT WRITE IN THIS BOX

3.  SECURED PARTY(IES) (name and address)

RELIANCE SURETY COMPANY AND THOSE PARTIES LISTED ON EXHIBIT 3
2505 S. 320TH ST.
P.O. BOX 9719
FEDERAL WAY, WA  98063-9719

4. ASSIGNEE(S) of SECURED PARTY(IES) if applicable (name and address)

5.  SECURED PARTY CONTACT PERSON:  Lawrence W. Carlstrom
Phone:(206) 952-5000
6.  CHECK ONLY IF APPLICABLE:  (For definitions of TRANSMITTING
UTILITY AND PRODUCTS OF COLLATERAL, see instruction sheet.)
Debtor is a Transmitting Utility       x Products of Collateral
are also covered

7.  THIS FINANCING STATEMENT covers the following collateral:
(Attach additional 8-1/2 x 11 sheet(s) if needed.)

SEE ATTACHED EXHIBIT A INCORPORATED HEREIN BY THIS REFERENCE.

8.  RETURN ACKNOWLEDGMENT COPY TO:  (name and address)

RELIANCE SURETY COMPANY
2505 S. 320TH ST.
P. O. BOX 9719
FEDERAL WAY, WA  98063-9719

9. FILE WITH:

UNIFORM COMMERCIAL CODE
DEPARTMENT OF LICENSING
P.O. BOX 9660
OLYMPIA, WA  98507-9660
(206) 753-2523

MAKE CHECKS PAYABLE TO THE DEPARTMENT OF LICENSING

10.  FOR OFFICE USE ONLY                  IMAGES TO BE FILMED

11. If collateral is described below, this statesmen may be signed by the Secured Party instead of the Debtor. Please check the appropriate box, complete the adjacent lines and box 13, if collateral is:

a. already subject to a security interest in another jurisdiction when it was brought into this state or when the debtors location was changed to this state. (complete adjacent lines 1 and 2)
b proceeds of the original collateral described above in which a security interest was perfected (completed adjacent lines 1 and
2)

c  listed on a filling which has lapsed. (complete adjacent lines
1 and 2)
d acquired after a change of name, identity or corporate structure of the debtor(s). (complete adjacent lines 1 and 2)

1.________________________________
  ORIGINAL FILING NUMBER

2.________________________________
  FILING OFFICE WHERE FILED

__________________________________
3.  ________________________________
    FORMER NAME OR DEBTOR(S)


12. DEBTOR NAME(S) AND SIGNATURE(S):

TODD PACIFIC SHIPYARDS CORPORATION
___________________________________
TYPE NAME(S) OF DEBTOR(S) AS IT APPEARS IN BOX 1.

BY:
________________________________
SIGNATURE(S) OF DEBTOR(S)

________________________________
SIGNATURE(S) OF DEBTOR(S)


13.  SECURED PARTY NAME(S AND SIGNATURE(S) ARE REQUIRED IF BOX 11
HAS BEEN COMPLETED.

______________________________
TYPE NAME(S) OF SECURED PARTY(IES) AS IT APPEARS IN BOX 3 OR 4.

_____________________________
SIGNATURE(S) OF SECURED PARTY(IES)

______________________________
SIGNATURE(S) OF SECURED PARTY(IES)

FORM APPROVED FOR USE IN THE STATE OF WASHINGTON (R/7/93)
WASHINGTON UCC-1

COPY 3 FILE COPY - DEBTOR

To UCC-1 For

                  Todd Pacific Corporation

     (a) All Equipment and all Inventory (as such terms are defined in the Uniform Commercial Code in Effect in the State of Washington ( the Code)),including, without limitation, all right, title and interest of the debtor in and to all machinery, vehicles, equipment, inventory, fuel, plant and tools owned by Debtor, and all materials and supplies in any way related to any Contract, and whether completed or in the process of construction or manufacture;

     (b) All Accounts ( as such term is defined in the code) including, without limitation, all right, title and interest to all monies due or to become due to Debtor arising out of or in any way relating to any Contract, including, but not limited to progress payments, deferred payments, retained percentages, compensation for work, and claims and the proceeds thereof, together with any and all sum due or which may become due under or on all contracts not bonded by the Secured Party in which Debtor has an interest, subject to an intercreditor agreement with Debtors lender as described in Schedule 1.1P(c) of the underwriting Agreement;

     (c) All General Intangibles (as such term is defined in the Code), including, without limitation, all rights, actions, cause of action, claims and demands of the debtor in, or arising from or out of,(i) any Contract or any extension, modifications, changes or alterations there of or additions thereto or(ii) any subcontract in connection with a Contract or against any subcontractor or any Person, furnishing or agreeing to furnish or supply labor, materials, supplies, machinery, tools, or other equipment in connection with or on account of a contract or against any surety or sureties of any such materialman, subcontractor, laborer or other persons;

     (d) All Chattel Paper and Instruments (as such terms are defined in the Code) with a face value in excess of $100,000;

     (e) All books, records, ledger cards, files, correspondences, computer programs, tapes disk and related data processing software( owned by the Debtor or in which it has an interest) that at any time evidence or contain information relating to any of the Collateral or are otherwise necessary or helpful in the collection thereof or realization thereupon.;

     (F) All plant fixtures, business fixtures and other fixtures and storage and office facilities, and all additions and accessions thereto and replacements thereof and products thereof

     (g) All now existing or hereafter acquired trademarks, trade names, patent applications, patent, copyrights, rights and interest in copyrights and work protectable by copyright, trade secrets, inventions, designs, franchises, customer list, and confidential information relating to the business of the Debtor owned by the Debtor or held by the Debtor pursuant to licenses, to the extent permitted by such license;

     (h) All proceeds of any and all of the foregoing Collateral and, to the extent not otherwise included, all payments under insurance( whether or not the Secured Party is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral. For purpose of this Agreement, the term proceeds includes whatever is receivable or received when Collateral or proceeds are sold, collected, exchanged or otherwise disposed of, whether such disposition is voluntary or involuntary, and includes, without limitations, all rights to payment, including returned premiums, with respect to any insurance relating thereto ; and

     (I) All of the vessel Emerald Sea O/N539677, Home Port, Seattle, Washington, together with all of the mast bowsprit, boat anchors, cables, cabins, rigging, tackle, apperal, furniture and all other necessaries now or hereafter appurtenant and belonging thereto.

PLEASE TYPE FORM
The fixture filing is presented to the WASHINGTON UNIFORM
COMMERCIAL CODE.

LEASE - This filing is for informational purpose only. The term debtor and secured party are to be constructed as LESSEE and LESSOR.

CONSIGNMENT - This filing is for informational purpose only.  The
Terms debtor and secured party are to be construed as CONSIGNEE and CONSIGNOR.


_________________________________________________________________
______
1. DEBTOR(S) ( or assignor(s))                    2. FOR OFFICE
USE ONLY
   (last name first, and address(ees))
TODD PACIFIC SHIPYARDS CORP.
1801 16TH AVE SW
P.O. BOX 3806
SEATTLE WA 981
_________________________________________________________________
_______
                              3. NUMBER OF ADDITIONAL SHEETS
ATTACHED: 6
_________________________________________________________________
_______
4. SECURED PARTY(IES)(OR ASSIGNEE(S)) (NAME AND ADDRESS
RELIANCE SURETY COMPANY AND THOSE PARTIES
LISTED ON EXHIBIT B
2505 S 330TH PST
PO BOX 9719
FEDERAL WAY WA 98063-9719
_________________________________________________________________
_______5. ASSIGNEE (S) OF SECURED PARTY(IES)
   (IF APPLICABLE) (NAME AND ADDRESS(ES))
_________________________________________________________________
_______6. This FIXTURE FILING covers the following types or items of property:
               *
X The goods are to become fixtures on  REAL PROPERTY DESCRIBED ON
EXHIBIT A.

   The property is timber standing on...

   The property is minerals or the like (including gas and oil)
or accounts to be financed at the wellhead or minehead of the
well or mine located on   (described real estate. Use legal
description.)

   * THE GOODS ARE DESCRIBED ON ATTACHED EXHIBIT C.

   This FIXTURE FILING is to be filed for records in the real estate records. if the debtor does not have an interest of record in the realty, the name of a record owner is TODD PACIFIC
SHIPYARDS CORP.

   Products of collateral are also covered.
_________________________________________________________________
_____
7. RETURN ACKNOWLEDGMENT COPY TO      FILE FOR RECORD WITH
                                       COUNTY AUDITOR OF COUNTY
   RELIANCE SURETY COMPANY             IN WHICH REAL PROPERTY IS
LOCATED
   2505 S 330TH ST
   PO BOX 9719
   FEDERAL WAY WA 98063-9719
_________________________________________________________________
_______
8.  This statement is signed by the           Complete fully if
box
Second party(ies) instead of the               (d) is checked
Debtors(s) to perfect a security              Complete as
applicable for
interest in collateral                        (a), (b), and (c)

(a) already subject to a security
    interest in another jurisdiction           Original recording
number
    when it was brought into this
    state, or when the debtors location       Filing office where
filed
    was changed to this state or.
                                               Former name of
Debtor(s)

(b).Which is proceeds of the original
    collateral described above in which
    a security interest was perfected, or

(c) as to which the filing has lapsed, or

(D)Acquired after a change of name identity,
   or corporate structure of the debtor(s)
_________________________________________________________________
______99.                      USE IF APPLICABLE

TODD PACIFIC SHIPYARDS COOPERATION
________________________________
_____________________________
TYPE NAME(S) OF DEBTOR(S )                TYPE NAME(S) OF SECURED
                                          PARTY(IES(or
assignee(s))
_____________________________
__________________________
TYPE NAME(S) OF DEBTOR(S )                TYPE NAME(S) OF SECURED
                                          PARTY(IES(or
assignee(s))
_________________________________________________________________
_______
10. TERMINATION STATEMENT The SECURED PARTY(IES) certifies that the SECURED PARTY(IES)no longer claim a security interest under the FIXTURE FILING bearing the recording number shown above.

NAME_____________________________________DATE____________________
_____

SIGNATURE________________________________



SEATTLE PROPERTY

     Parcel # 1:  AKA Portions of lots 1-9; including all of
Block 404 of Seattle Tide Lands as set forth in auditors file
3191207, Records of King County, Washington, bounded and described as follows:

        Beginning at the Southwest corner of said Block 404, which point is at the intersection of the East Margin of the West Waterway and the Northerly margin of West Florida Street (formerly Railroad Avenue West), in the City of Seattle and running thence North, along the East Margin of said West Waterway
924.791 feet to Northwest corner of said Block 404; Thence North 76 42 13 East, along Northerly line of said Block 404; a distance of 585.703 feet to the Northeast corner of said Block 404 thence South, along the East line of said block 404, a distance of
924.971 feet to the Southeast corner of said block 404, thence South 76 42 13 West, along the southerly line of said Block 404, a distance of 585.703 feet to the point of beginning.

     Parcel # 2: All that certain plot or parcel of land which is the condemned portion of S.W. Florida Street between the east and west boundary lines projected, of S.D. Block 404 as set forth in U.S. Condemnation 488, modified by Quit Claim Deed to Richfield Oil Corp. dated August 31, 1964, situated in the city of Seattle, King County, Washington, Bounded and described as follows:
       Beginning at the Southeast corner of Block 404, Seattle Tide Lands Thence South 7642 13 West 585.703 feet along the South side of said Block 404 to the South west corner thereof and the Eastline of the West Waterway; Thence South along East Line
205.506 feet to the North line of a tract of land conveyed to Richfield Oil Corporation under deed bearing auditors file no. 5835205; Thence North 76 42 13 East along said North line 585.703 feet to an intersection with the produced West line of 16th Avenue Southwest; Thence North along said produced line 205.506 feet to the place of beginning.

       Parcel # 3: All that certain plot of land situated in the City of Seattle, King County, Washington, as set forth in ordinance 96834, bounded and described as follows:
       That portion of vacated 16th Avenue Southwest from the production Easterly of the Southerly line of Block 404, Seattle Tide Lands, to the production Easterly of the Northerly line of said block, being 250 feet in width and 924.791 feet in length and lying between Florida Street and the Imer Harbor Line.
Section 12-24.3.
       An easement is reserved to the City of Seattle over, through across and upon the following described property:
       Portion of 16th Avenue Southwest as shown on the plot Frinks Waterfront Addition, as recorded in Volume 12 of Plots, Page 89, Records of King County, Washington, as vacated by this ordinance; described as follows: Beginning at the intersection of the northwesterly line of Southwest Florida Street and westerly line of said 16th Avenue Southwest; thence northerly along said westerly line 49.82 feet; thence south 83 37 56 east
144.07 feet to said northwesterly line extended; thence south 76 42 13 west along said northwesterly line 147.13 feet to the beginning.

       Parcel #4: All that certain plot of land situated in the city of Seattle, King County, Washington which is that portion of blocks C, D and E vacated Lewis Avenue and vacated Frink Place, all in Frinks Waterfront Addition as set forth in Auditors file 6252658 and according to plot recorded in volume 12 of plots, page 89, records of King County, Washington, bounded and described as follows:
       Beginning at a point on the east line of said block C which is south 44.18 feet from the corner of said block C; thence south 76 42 13 west parallel with the north line of said block C,
300.00 feet; thence north 188.96 feet to the north line of said block E, thence south 76 42 13 west 254.89 feet to the northwest corner of said block E; thence south along the west line of said block E, its southerly extension and the west line of said block D, 924.79 feet to the southwest corner of said block D; thence north 76 42 12 west 117.85 feet from the southwest corner of said block C; thence north parallel with the east line of said block C
327.23 feet: thence north 76 42 12 east 142.00 feet; thence south
6.85 feet; thence east 216.63 feet to the east line of said block C; thence north along said east line 466.56 feet to the true point of beginning.

SECURED PARTIES:  RELIANCE INSURANCE COMPANY
                  UNITED PACIFIC INSURANCE COMPANY
                  RELIANCE NATIONAL INDEMNITY COMPANY

       (A) All Equipment and all Inventory (as such terms are defined in the Uniform Commercial Code in effect in the State of Washington (the Code) including, with limitation, all right, title and interest of Debtor in and to all machinery, vehicles, equipment, inventory, fuel plant and tools owned by Debtor, and all materials and supplies in any way related to any Contract, and whether completed or in the process of construction or manufacture;
       (B) All Accounts (as such term is defined in the Code), including, without limitation, all right, title and interest to all monies due or to become due to Debtor arising out of or in any way related to an Contract, including, but not limited to progress payments, deferred payments, retained percentages, compensation for other work, and claims and the proceeds thereof, together with any and all sums due or which may become due under or on all contracts not bonded by the Secured Party in with the Debtor has interest, subject to and intercreditor agreement with Debtors lender as described in Schedule 1.1P(c) of the Underwriting Agreement;
       (C) All General Intangibles (as such term is defined in the Code), including, with limitation, all rights, actions, causes of action, claims and demands of the Debtor in, or arising from or out of, (i)any Contract or any extensions, modifications, changes or alterations thereof or additions thereto or (ii) any Subcontract in connection with a Contract or against any subcontractor or any person, furnishing or agreeing to furnish or supply labor, materials, supplies, machinery, tools, or other equipment in connection with or on account of a Contract or against any surety or sureties of any such materialman, subcontractor, laborer or other Person.
       (D) All Chattel Paper and Instruments (as such terms are defined in the Code) with face value in excess of $100,000;
       (E) All books, records, ledger cards, files, correspondence, computer programs, tapes, disks and related data processing software (owned by the Debtor or in which it has an interest) that at any time evidence or contain information relating to any of the Collateral or are otherwise necessary or helpful in collection thereof or realization thereupon;
       (F) All plant fixtures, business fixtures and other fixtures and storage and office facilities, and all additions and accessions thereto and replacements thereof and products thereof;
       (G) All now existing or hereafter acquired trademarks, trade names, patent applications, patents, copyrights, right and interests in copyrights and works protectable by copyright, trade secrets, inventions, designs, franchises, customer lists, and other confidential information relating to the businesses of the Debtor owned by the Debtor or held by the Debtor pursuant to licenses, to the extent permitted by such licenses;

       (H) All proceeds of any and all of the foregoing Collateral and, to the extent not otherwise included, all payments under insurance( whether or not the Secured Party is the loss payee thereof), or any indemnity warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral. For purposes of this Agreement, the term proceeds includes whatsoever is receivable or received when Collateral or proceeds are sold, collected, exchanged or otherwise disposed of, whether such disposition is voluntary or involuntary, and includes, without limitation, all rights to payment, including returned premiums, with respect to any insurance relating thereto; and

        (I)   all of the vessel Emerald Sea, O/N539677, Home Port
Seattle, Washington, together with all of the mast, bowsprit, boat anchors, cables, cabins, rigging, tackle, apparel, furniture and all other necessaries now or hereafter appurtenant and belonging thereto.